This Mortgage was prepared by and after
recording should be returned to:

Mitchell S. Berkey, Esq.
Wolff & Samson PC
One Boland Drive
West Orange, New Jersey 07052


                 MORTGAGE, FIXTURE FILING AND SECURITY AGREEMENT
                 -----------------------------------------------

         This MORTGAGE, FIXTURE FILING AND SECURITY AGREEMENT (this "Mortgage"), made this 22nd day of July, 2004 by ACE GAMING, LLC, a limited liability company duly formed and existing under the laws of the State of New Jersey and having its principal place of business at the Sands Hotel and Casino, Indiana Avenue and Brighton Park, Atlantic City, New Jersey 08401 (the "Mortgagor"), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association having its corporate trust office at Sixth and Marquette, Minneapolis, Minnesota 55479, as Trustee (the "Mortgagee") under the Indenture described below on its own behalf and on behalf of the holders from time to time of the Securities referred to below (the "Holders").

                               W I T N E S S E T H

         WHEREAS, the Mortgagor is the owner of a fee simple interest in certain land and air spaces situated in the City of Atlantic City, County of Atlantic, State of New Jersey ("Atlantic City"), being more particularly described on Schedule A-1 attached hereto and by this reference made a part hereof (the "Casino Land") and the improvements now or hereafter constructed on the Casino Land, a portion of which constitute the Sands Hotel and Casino and Parking Garage (the "Sands");

         WHEREAS, the Mortgagor is the owner of a fee simple interest in certain land and air spaces situated in Atlantic City, being more particularly described on Schedule A-2 attached hereto and by this reference made a part hereof (the "Office Land") and the improvements now or hereafter constructed on the Office Land;

         WHEREAS, the Mortgagor is the owner of certain land situated in the City of Atlantic City, County of Atlantic, State of New Jersey, being more particularly described on Schedule A-3 attached hereto and by this reference made a part hereof (the "Expansion Land" and the improvements now or hereafter constructed on the Expansion Land (the Casino Land, the Office Land, and the Expansion Land being collectively referred to herein as the "Land");

         WHEREAS, the Mortgagor is the owner of an easement interest in the parcels of real property situated in Atlantic City more particularly described on Schedule A-4 attached hereto and by this reference made a part hereof (the "Easement") and the improvements now or hereafter constructed on the Easement;

         WHEREAS, the Easement was granted to the Mortgagor and the Claridge Casino Hotel pursuant to that certain Ordinance No. 103 of Atlantic City dated October 7, 1987 and was recorded January 29, 1993 in the Atlantic County, New Jersey Clerk's Office in Deed Book 5463, Page 228 (the "Easement Ordinance");

         WHEREAS, the Mortgagor is the sole owner and holder of the lessee's interest (the "Leasehold Estate") under the Lease dated December 18, 2000 originally between Madison House Group, L.P., as lessor, and Greate Bay Hotel and Casino, Inc., as lessee (the "Madison House Lease"), with respect to certain property located in the City of Atlantic City, County of Atlantic and State of New Jersey commonly known as 125 Dr. Martin Luther King Boulevard and more particularly described on Schedule A-5 attached hereto and by this reference made a part hereof.

         WHEREAS, pursuant to an Indenture, dated as of the date hereof (as the same may hereafter be amended, supplemented or otherwise modified, the "Indenture"; capitalized terms not otherwise defined herein are used herein as defined therein), among the Mortgagor, the Mortgagee and Atlantic Coast Entertainment Holdings, Inc., a Delaware corporation (the "Company"), the Company is issuing, on the date hereof, up to $110 million of 3% First Mortgage Notes Due 2008 (the "First Mortgage Notes" or the "Securities");

         WHEREAS, this Mortgage is being executed and delivered pursuant to the terms and conditions set forth in the Indenture and is entitled to the benefits thereof;

         WHEREAS, the Mortgagor has guaranteed the punctual payment (including applicable notice and/or grace periods) of the principal of and any interest on the Securities, whether at maturity, by acceleration or otherwise, and payment and performance by the Company, and the Mortgagor of their other respective obligations (including the payment of fees and expenses) under the Indenture and with respect to the Securities pursuant to the guarantee contained in Article 12 of the Indenture (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Guarantee"); and

         WHEREAS, it is a condition precedent to the issuance of the Securities that the obligations of Mortgagor under the Guarantee be secured by, among other things, this Mortgage.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Mortgagor agrees as follows:

         TO SECURE:

         The payment and performance by the Mortgagor of all of its obligations, covenants and duties, including, but not limited to, obligations to make payment of all principal, interest (including any interest that accrues after the filing of a petition of the type referred to in Sections 501(vi) and 501(vii) of the Indenture) fees, expenses and other amounts payable under the Guarantee, this Mortgage, the Indenture and any other Security Document, including all amounts that constitute part of such obligations and would be owed by the Company or the Mortgagor to the Mortgagee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or the Mortgagor, (all of such obligations, covenants and duties referred to in this paragraph being called, collectively, the "Liabilities").

         The Mortgagor hereby grants to the Mortgagee on behalf of the Mortgagee and of the Holders, a security interest in, and the Mortgagor hereby mortgages to the Mortgagee on its own behalf and on behalf of the Holders, all of its estate, right, title and interest in, to and under, or derived from, the following property:

         The Land, together with all right, title and interest of the Mortgagor now owned or hereafter acquired, if any, in and to the streets, the land lying in the bed of any streets, roads, avenues, alleys, passages and sidewalks; and all reversionary rights with respect to the vacation of said streets, roads, avenues, alleys, passages and sidewalks, open or proposed, in front of, adjoining or abutting the Land to the center line thereof and any air spaces thereover and all and singular the reversions or remainders in and to the Land and the tenements, hereditaments, easements (in gross and/or appurtenant), rights-of-way or use, rights (including alley, drainage, crop, timber, agricultural, horticultural, mineral, water, ditch, reservoir, oil and gas rights), privileges, royalties and appurtenances to the Land, now or hereafter belonging or in anywise appertaining thereto, including any such estate, right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of the Land, any easement, right or license in any way affecting the said property and other property and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining the Land and or any parcel thereof, or in or to the air space over the Land, and all rights of ingress and egress by motor vehicles to parking facilities on or within the Land, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, of, in or to the same;

         TOGETHER WITH all right, title and interest of the Mortgagor to the Easement, any interest in any fee, greater or lesser title to the Easement that Mortgagor may own or hereafter acquire and all credits, deposits, options, privileges and rights of Mortgagor under the Easement and the Easement Ordinance (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements and modifications thereof (including, without limitation, (i) the right to give consents, (ii) the right to receive moneys payable to Mortgagor, (iii) the right, if any, to purchase the real property subject to the Easement and (iv) the right to terminate or modify the Easement);

         TOGETHER WITH all right, tittle and interest of the Mortgagor in and to the Leasehold Estate;

         TOGETHER WITH all right, title and interest of the Mortgagor to the interests granted to the Mortgagor by Atlantic City pursuant to that certain Ordinance of Atlantic City of Atlantic City, New Jersey, No. 70, dated August 1, 1986;

         TOGETHER WITH all buildings, structures, facilities and other improvements now or hereafter located on the Land or the Easement or subject to the Leasehold Estate, including, without limitation, the Sands and all building material, building equipment, supplies and fixtures of every kind and nature now or hereafter located on the Land or the Easement or subject to the

Leasehold Estate or attached to, or contained in any such buildings, structures or facilities including, without limitation, all of the same which may be or become a part of the Sands, and all additions thereto and betterments, renewals, substitutions and replacements thereof, in each case only to the extent the same is both: (i) owned or leased by the Mortgagor or in which the Mortgagor has or shall acquire an interest and (ii) now or hereafter located on the Land or the Easement or subject to the Leasehold Estate (all of the foregoing hereinafter collectively called the "Improvements") (the Land, the Easement and the Leasehold Estate, together with the Improvements are hereinafter collectively referred to as the "Premises");

         TOGETHER WITH all machinery, apparatus, equipment, materials, fittings, fixtures and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, owned or leased by the Mortgagor or in which the Mortgagor has or shall acquire an interest, to the extent that the same are now or hereafter located on, attached to or contained in the Premises or placed on any part thereof, though not attached thereto (including, without limitation, the elevated, enclosed and motorized pedestrian walkway currently constructed upon the Easement (the "People-Mover") and the equipment, fittings, materials and all appurtenances and additions thereto and betterments, renewals, substitutions, replacements, proceeds and products thereof, which are incorporated in, or a part of or are necessary for the operation of the People-Mover (all of the foregoing; including the People-Mover, hereinafter collectively called the "Fixtures"; the Premises and the Fixtures together being collectively referred to as the "Mortgaged Premises"), including, without limitation, any of the foregoing that constitute heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical, incinerating and/or compacting plants, systems, fixtures and equipment, security systems, elevators, escalators, hoists, cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, loading and unloading apparatus, landscaping, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, furnaces, pumps, tanks, appliances, equipment, shops, girders, beams, fittings and fixtures; the Mortgagee shall have, in addition to all rights and remedies provided in the Indenture, the Security Agreement, dated as of the date hereof, made by the Mortgagor to the Mortgagee (the "Security Agreement"), the Assignment of Leases, dated as of the date hereof, made by the Mortgagor to the Mortgagee, this Mortgage and any other agreements, commitments and undertakings made by the Mortgagor to the Mortgagee, all of the rights and remedies of a "secured party" under said Uniform Commercial Code. If the Lien of this Mortgage is subject to a security interest covering any property described in this paragraph, then all of the right, title and interest of the Mortgagor in and to any and all such property is hereby assigned to the Mortgagee, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor;

         TOGETHER WITH all of the Mortgagor's interest in the leases, subleases, lettings and licenses of, and all other contracts and agreements affecting, the Land, the Easement, the Leasehold Estate, the Improvements and the Fixtures, or any part thereof, now or hereafter entered into, and all modifications, supplements, additions, extensions, renewals and replacements thereof, and all right, title and interest of the Mortgagor thereunder, including cash and securities deposited thereunder as security, the right to receive and collect the rents, additional rents, increases in rents, security deposits, advance rents, income, proceeds, earnings, revenues, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions thereof, and any other benefits derived or to be derived therefrom, including, without limitation, any security deposits made by the Space Tenants (as hereinafter defined), and the right to apply the same to the payment of the Liabilities subject to the terms and provisions of this Mortgage;

         TOGETHER WITH all other property, of every kind and nature, which may from time to time be subjected to the Lien hereof by the Mortgagor through a supplement to this Mortgage or by anyone on its behalf or with its consent, or which may come into the possession of or be subject to the control of the Mortgagee pursuant to this Mortgage;

         TOGETHER WITH all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor with respect to the Mortgaged Premises, and the Mortgagor's interest in and to all proceeds of the conversion and the interest payable thereon, voluntary or involuntary, of the Mortgaged Premises or any part thereof, to the extent the same are property of the Mortgagor, into cash or liquidated claims, including without limitation, but subject to the provisions of this Mortgage and the Indenture, proceeds of casualty insurance, title insurance or other insurance maintained on the Premises and the Fixtures (excluding the proceeds of all worker's compensation insurance and personal or general liability insurance), and the right to collect and receive the same and all awards or payments, including interest thereon, hereafter made to the Mortgagor for the taking by eminent domain of the whole or any part of the Land, Easement, the Leasehold Estate or Mortgaged Premises or the use thereof, or any easement therein, including any awards or payments for changes of grade of streets or any other injury to or decrease in the value of the Land, Easement or Mortgaged Premises, which said awards and payments, subject to the terms of this Mortgage and the Indenture, are hereby assigned to the Mortgagee on its own behalf and on behalf of the Holders, who is hereby authorized, subject to the terms of this Mortgage and of the Indenture, to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Liabilities, at any time secured hereby, notwithstanding the fact that the amount thereof may not then be due and payable and toward the reasonable counsel fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payments, and any and all refunds of real estate taxes which may become due to the Mortgagor and any and all deposits by the Mortgagor with providers of utilities and other services to the Premises; and the Mortgagor hereby agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning said awards or payments to the Mortgagee on its own behalf and on behalf of the Holders, free, clear and discharged of any encumbrances (other than encumbrances permitted hereunder or under the Indenture) of any kind or nature whatsoever;

         TOGETHER WITH all of the Mortgagor's right, title and interest in all proceeds, both cash and non cash, of the foregoing which may be sold or otherwise disposed of pursuant to the terms hereof;

         TOGETHER WITH any and all monies now or hereafter on deposit for the payment of real estate taxes or special assessments against the Mortgaged Premises or for the payment of premiums on fire or other property insurance covering the Mortgaged Property (hereinafter defined).

         All of the foregoing real and personal property and rights and interests in property and awards are herein collectively referred to as the "Mortgaged Property".

         TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, to its and their own proper use, benefit and behalf forever.

         PROVIDED ALWAYS, and these presents are upon the express condition that, if (i) the outstanding principal of the Securities, and any interest which may become due thereon and any other sums which may become due in connection therewith shall be paid in full in accordance with the terms of the Securities, the Indenture and hereof and if all of the Liabilities shall be performed and paid in full or (ii) the Indenture is otherwise discharged, then these presents and the estate hereby created shall cease, determine and be void and the Mortgagee agrees that at such time, upon the request of the Mortgagor, it shall execute and deliver such documents and take all action as may be reasonably requested by the Mortgagor to be necessary to terminate this Mortgage of record.

         AND the Mortgagor represents and warrants to and covenants with the Mortgagee on its own behalf and on behalf of the Holders that, to the best of its knowledge, it has and at all times hereafter will have good and marketable fee simple title to the Premises (except that in the case of the Easement, the Mortgagor shall maintain its interest, and in the case of the Leasehold Estate, the Mortgagor shall maintain its leasehold interest) and the Mortgagor covenants that its estate, right, title and interest in and to the Premises is free and clear of all taxes, Liens, and encumbrances whatsoever, except as appears in Schedule B attached hereto and made a part hereof; provided however, that the Mortgager and Mortgagee acknowledge and agree that: (x) all security interest and other rights in the Mortgaged Property and any other Collateral shall be, and hereby are, subject and inferior to any Liens heretofore or hereafter created from time to time in connection with the incurrence of Working Capital Indebtedness; and (y) notwithstanding anything to the contrary hereunder or in the Indenture or in the other Security Documents, the Mortgagor and its subsidiaries may incur Liens and Indebtedness (including, without limitation, Liens on the Mortgaged Property and other Collateral) permitted by the Indenture. In connection with any of the foregoing, Mortgagee will, at the request of Mortgagor, enter into such intercreditor agreements, standstill agreements, subordination agreements and other documents as shall be appropriate under the circumstances for the benefit of the holder of such other Indebtedness or of the superior liens.

         The Mortgagor further covenants with the Mortgagee on its own behalf and on behalf of the Holders as follows:

         1. Payment of Liabilities. As set forth in the Guarantee, the Mortgagor will pay, or cause to be paid, the Liabilities secured by this Mortgage and shall perform all conditions, covenants and obligations on the part of the Mortgagor in accordance with the terms of the Guarantee, the Indenture, the Security Documents and this Mortgage, including, without limitation, applicable notice and grace periods.

         2. Insurance.

            2.1 The Mortgagor shall at its own expense at all times maintain or cause to be maintained on all of the Mortgaged Property and all other personal property subject to the Security Agreement: (x) insurance satisfying the requirements of clauses (c) and (d) below; and (y) property and liability insurance against such risks, in such amounts and in such form, as is usually carried by companies engaged in a business similar to the business conducted by Mortgagor in Atlantic City, New Jersey, provided however, that in no event shall Mortgagor be required to obtain insurance in excess of any of the following: (a) commercial liability insurance (including blanket contractual liability insurance, innkeeper's liability, products liability and elevator liability) covering all claims for bodily injury, including death, or property damage occurring on, in or about the Mortgaged Premises and the adjoining sidewalks and passageways in an amount of not less than $50,000,000 combined single limit as respects bodily injury and property damage in respect of any one occurrence provided that the primary policy, providing liability limits of $1,000,000 per occurrence and $1,000,000 in the aggregate for bodily injury liability and property damage liability, as such limits are defined in standard endorsement L6108 entitled: "Amendment - Limits of Liability (Single Limit) (Individual Coverage Aggregate Limit)", and such insurance may be excess to a $500,000 self-insured retention per occurrence and may be subject to $500,000 combined single limit sublimit for coverage provided for the care, custody and control of property, a $250,000 per loss/aggregate sublimit for Innkeeper's Property Damage Liability, a $250,000 per loss/aggregate sublimit for Hotel Safe Deposit Box Liability, a $250,000 per occurrence limit for real property fire liability, and a $250,000 in the aggregate, a $1,000,000 aggregate limit for personal injury liability, liquor liability, advertising liability and pollution liability; during any period of alterations or improvements in, on or to the Mortgaged Premises, the Mortgagor will cause to have the commercial liability insurance policy endorsed to provide owners and contractors protective liability coverage including completed operations liability coverage or maintain separate policies with respect to such coverage; (b) workers' compensation insurance (including employer's liability insurance) for all employees of the Mortgagor engaged on or with respect to the Mortgaged Property in such amounts as are required by law;
(c) physical damage insurance covering the Improvements and Fixtures for loss or damages resulting from the perils of fire, lightning and such other risks and hazards as are provided under the current standard "Extended Coverage Endorsement" and vandalism and malicious mischief coverage for 100% of the full replacement value of the Improvements and Fixtures (excluding footings and foundations) on condition that the policy contains an "agreed amount endorsement" and that no co-insurance provisions would be applicable, provided that the property policy limit may be subject to a total limit of $200,000,000 for all loss arising out of one occurrence subject to a sublimit of $100,000,000 unless the loss is caused by fire, lightning, removal, wind and hail, leakage from fire protective equipment, explosion, smoke, aircraft and vehicles, sonic shock wave, riot, civil commotion and vandalism, molten material, and in which case the $100,000,000 sublimit will not apply, a sublimit of $35,000,000 in the aggregate for loss due to earthquake, a sublimit of $5,000,000 in the aggregate for loss caused by flood, a sublimit of $1,000,000 for property in transit, a sublimit of $1,000,000 on newly acquired property, a sublimit of $105,000,000 for business interruption loss defined to include net profit plus certain continuing expenses except ordinary payroll expenses, a $50,000,000 sublimit for general boiler and machinery coverage, and a maximum deductible of $500,000 for each loss and a 72-hour exclusion for any time element loss; (d) insurance on all Equipment and all Inventory (as such terms are defined in the Security Agreement and included in the "Collateral" therein) against loss or damage by reason of any hazard referred to in subsection (c) and subject to the conditions stated in subsection (c) of this subsection 2.1 in an amount of 100 percent of the full replacement value thereof; (e) insurance against loss of rents/business interruption by reason of any hazard covered under the insurance required under subsections (c) and (d) of this subsection 2.1 in an amount sufficient to avoid any co-insurance penalty, and subject to the conditions stated in subsection (c); and (f) insurance against such other risks of damages, hazards, casualties and contingencies, but only if and only to the extent and in such amounts that insurance against such other risks, hazards, casualties or contingencies shall then be commonly carried by prudent owners and lessees of buildings or improvements in the locality similar in character, construction, use and occupancy to the Improvements, appurtenances, and Fixtures and equipment on or constituting a part of the Mortgaged Property; all such insurance, after providing for costs of collection. The Mortgagor will duly and punctually comply, or cause compliance with, all of the material terms and conditions of any insurance policy covering or applicable to the Mortgaged Property, whether or not expressly required hereunder, all material requirements of the issuer of any such policy, and all orders, rules and other requirements of the National Board of Fire Underwriters (or any body exercising similar functions) binding upon the Mortgagor or applicable to or affecting the Mortgaged Property or any use or condition thereof. The types, terms, conditions, coverages and policy limits of insurance maintained pursuant to this subsection 2.1 may be increased, decreased, amended, supplemented or otherwise modified from time to time to the extent available and at a reasonable cost to reflect what prudent owners and/or lessees of buildings or improvements similar in type and locality to the Mortgaged Property would carry, as certified to the Mortgagee in an Officer's Certificate (as defined herein) of the Mortgagor.

            2.2 All insurance required pursuant to subsection 2.1 hereof shall be evidenced by valid and enforceable policies, in form and substance, and issued by and distributed among insurers of recognized responsibility having an A.M. Best Company rating of at least A or B and a financial size category of Class VII or above, and authorized to do business in the State of New Jersey. The originals of all such policies, or certified duplicate copies or certificates thereof (accompanied by photostats of the policies as soon as available), shall be delivered to the Mortgagee concurrently with the execution and delivery of this Mortgage and, thereafter (i) all quotations, synopses and letters of amendment thereto in respect of proposed coverage, as well as definitive insurance binders relating to the renewal or replacement policies, shall be delivered to the Mortgagee as soon as reasonably practicable prior to the expiration of the policy or policies to be renewed or replaced and (ii) all renewal or replacement policies, or certified duplicate copies or certificates thereof (accompanied by photostats of the policies), shall be delivered to the Mortgagee as soon as reasonably practicable after the expiration date of the policy or policies to be renewed or replaced, in each case accompanied by evidence that all premiums currently payable with respect to such policies have been paid in full.

            2.3 Except in the case of workers' compensation, general and personal liability and loss of rents/business interruption insurance, all insurance policies at any time required by this Section 2 shall (a) provide as follows: (i) the insureds named therein shall include the Mortgagee on its own behalf and on behalf of the Holders and the Mortgagor, as their respective interests may appear, (ii) all losses payable thereunder in amounts less than or equal to $1,000,000 shall be payable directly to the Mortgagor, (iii) all losses payable thereunder in excess of $1,000,000 shall be payable to the Mortgagee on its own behalf and on behalf of the

Holders pursuant to a standard mortgagee clause naming the Mortgagee on its own behalf and on behalf of the Holders, as their interests may appear, with loss payable to the Mortgagee on its own behalf and on behalf of the Holders without contribution, and (iv) all losses thereunder in excess of $10,000,000 shall be adjusted by the Mortgagor with the prior consent of the Mortgagee (which consent shall not be unreasonably withheld); (b) such policies may not be canceled or amended without at least thirty (30) days' prior written notice to the Mortgagee; and (c) no act, omission or negligence of the Mortgagor, or its agents, servants or employees, or of any Space Tenant under any Space Lease (as defined in Section 24.4 hereof) or any of their agents, servants or employees which might otherwise result in a forfeiture of such insurance or any part thereof, shall in any way affect the validity or enforceability of, or the amounts which may be collected under, any of such insurance with respect to the Mortgagee. All losses payable to the Mortgagee pursuant to subsection 2.3(a)(iii) shall be assigned and paid directly to the Mortgagee for deposit into the Collateral Account to be held and applied in accordance with Sections 1018 and 1404 of the Indenture and Section 9.3 hereof. The policy or policies of insurance of the character described in subsections (a), (b), (c), (d), (e) and
(f) of subsection 2.1 hereof may consist of blanket policies insuring the Mortgaged Premises and other property of the Mortgagor; provided that such policy or policies shall set forth the amount of insurance in force thereunder applicable to the Mortgaged Premises and any sublimits in such blanket policy applicable to the Mortgaged Premises, which amounts shall be not less than the amounts required pursuant to this Section 2 and shall otherwise comply with the provisions of this Section 2 and shall afford the same protections to the Mortgagee as would be provided by policies individually applicable to the Mortgaged Premises, provided that if a portion of such policy covers the insurance to be given in Section 2, the total coverage afforded under such portion shall be on an "occurrence" basis, and provided further that if the Mortgagor converts any insurance policy from an "occurrence" to a "claims" basis (or vice versa), the Mortgagor shall cause the risk to be covered by such policy to be continuously insured against notwithstanding such change. If, notwithstanding the provisions of subsection 2.3(a)(iii) hereof, any insurance proceeds in excess of $1,000,000 are made payable to the Mortgagor, rather than to the Mortgagee as required, the Mortgagor shall promptly deliver such proceeds, in the form received but with any necessary endorsements, to the Mortgagee and the Mortgagor hereby irrevocably appoints the Mortgagee as its attorney-in-fact, coupled with an interest, to endorse and/or transfer any such payment to the name of the Mortgagee on its own behalf and on behalf of the Holders. All proceeds of the insurance shall be held and disbursed in accordance with Sections 1018 and 1404 of the Indenture and Section 9.3 hereof.

            2.4 If the Mortgagee on its own behalf and on behalf of the Holders shall by any manner acquire the title or estate of the Mortgagor in or to any portion of the Mortgaged Premises, it shall thereupon, to the extent such insurance policies are not blanket insurance policies of the Mortgagor, become the sole and absolute owner of all insurance policies held by or required hereunder to be delivered to the Mortgagee, affecting such portion, with the sole right to collect and retain all unearned premiums thereon, and the Mortgagor shall be entitled only to a credit, in reduction of the then outstanding Liabilities secured hereby, in the amount of any cancellation refund actually received by the Mortgagee. To the extent applicable the Mortgagor agrees, immediately upon demand, to execute and deliver such assignments or other authorizations or instruments as may be necessary or desirable to effectuate the foregoing.

            2.5 In the event that the Mortgagor fails to (i) provide, maintain or keep in force the insurance policies required pursuant to subsection 2.1 hereof or (ii) deliver and furnish to the Mortgagee the original policies of insurance (or certified duplicate copies or certificates thereof, accompanied by photostats of the policies) or definitive binders relating to renewal or replacement policies pursuant to subsection 2.2 hereof prior to the expiration, cancellation or amendment of existing policies, the Mortgagee on its own behalf and on behalf of the Holders may at its sole option upon prior written notice to Mortgagor (but in no event shall the Mortgagee be so obligated) obtain such insurance, and the Mortgagor will pay all premiums thereon promptly upon demand by the Mortgagee, with interest thereon, from the date on which such premiums are paid by the Mortgagee until the Mortgagor shall reimburse the Mortgagee for such amounts, at a rate of interest equal to the prime rate plus 2% per annum from time to time announced by the Mortgagee, and such sums, until paid, shall be secured by this Mortgage.

            2.6 The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be obtained and maintained under this Section 2. Subject to the foregoing, any insurance effected by the Mortgagor on any part of the Mortgaged Premises whether or not required under this Mortgage, shall be for the mutual benefit of the Mortgagee on its own behalf and on behalf of the Holders and the Mortgagor and shall be subject to all other provisions of this Mortgage.

         3. Alterations.

            3.1 Neither the Improvements nor the Fixtures (except as permitted in the Indenture or this Mortgage) shall be removed, demolished or materially altered, except that the Mortgagor may: (a) make non-structural alterations to the extent that such alterations constitute alterations in the normal course of business, including removal and reconstruction of interior walls and relocation of hotel and casino facilities; (b) replace the Fixtures or any part thereof on the terms and conditions set forth in the Indenture and (c) make any other alteration, structural or non-structural, (A) with an estimated cost of less than $500,000; (B) with a cost estimated by the architect, engineer or general contractor supervising such alteration to be in excess of $500,000 but not exceeding $2,000,000 after the Mortgagor shall have given written notice to the Mortgagee of such alteration; (C) with a cost estimated by the architect, engineer or general contractor supervising such alteration to be in excess of $2,000,000 but not exceeding $20,000,000 after the Mortgagor shall have given written notice to the Mortgagee of such alteration, together with an Officer's Certificate of the Mortgagor that such alteration complies with items (i) through (viii) below, inclusive, and either (I) the Mortgagee shall have approved such alteration in writing, such approval not to be unreasonably withheld or delayed or (II) the Holders of at least 25% in principal amount of Outstanding Securities shall have approved such alteration; and (D) with a cost estimated by the architect, engineer or general contractor supervising such alteration to be in excess of $20,000,000 after the Mortgagor shall have given written notice to the Mortgagee, together with a duly authorized certificate from an officer of the Mortgagor (an "Officer's Certificate") that such alteration will comply with items (i) through (ix), below, inclusive, and based on the information provided in such certificate and the documentation required to be provided under this subsection to the Mortgagee, the Holders of at least 25% in principal amount of Outstanding Securities shall have approved such alteration.

         The items with which the Officer's Certificate shall state the Mortgagor will comply, as set forth above with regard to alterations or Improvements made to the Mortgaged Premises under this Section 3.1, are as follows:

            (i) any change or alteration, once commenced, shall be made promptly, in good and workmanlike manner and in compliance with all material requirements of applicable law ("Legal Requirements");

            (ii) appropriate builder's risk (if the total cost of the proposed change or alteration exceeds Two Million Dollars ($2,000,000)), workers' compensation, and general liability insurance shall be maintained for any work in progress;

            (iii) the Mortgaged Premises shall be kept free of Liens for labor and materials supplied or claimed to have been supplied in connection with such change or alterations or in the event that such Liens have been filed against the Mortgaged Premises, the Mortgagor shall either satisfy such Liens, stay their effect, bond against or otherwise secure against each to the reasonable satisfaction of the Mortgagee;

            (iv) such alterations will not materially and adversely affect the value, character and usefulness of the Mortgaged Premises;

            (v) such alterations shall not cause (a) the Sands (inclusive of any such completed alterations) to fail to qualify (absent a waiver by the Casino Control Commission of such nonqualifying condition(s)) as a licensed hotel/casino under the Casino Control Act or (b) the Sands to fail to be independently qualifiable (exclusive of any such alterations) at all times as a licensed hotel/casino under the Casino Control Act;

            (vi) any alteration or replacement Fixture, upon completion or replacement, as the case may be, shall be subject to the Lien of this Mortgage, the Lien created by the security agreement made a part of this Mortgage or the Lien of the Security Agreement and shall be free from any title retention, security agreement or other encumbrance, except the Lien of this Mortgage and the other Security Documents and encumbrances permitted under Section 1014 of the Indenture;

            (vii) no Event of Default shall have occurred or be continuing or occur as a result of the proposed alteration or replacement;

            (viii) with respect to any proposed alteration with a cost estimated by the architect, engineer or general contractor supervising such alteration to be in excess of $2,000,000 but less than $20,000,000, the Mortgagor shall submit to the Mortgagee (a) copies of all materials relating thereto when filed with the Casino Control Commission, (b) if no materials relating thereto are to be filed with the Casino Control Commission and the estimated cost of such project is in excess of $5,000,000, a description of such proposed alteration (which shall include the type of financing, if any, the estimated cost, the parties involved and the estimated date of completion), and copies of all available plans and specifications in connection therewith, no later than 45 days prior to commencement of such proposed alteration and (c) final plans, specifications and Casino Control Commission approvals of such alteration no later than 90 days after completion thereof;

            (ix) with respect to any proposed alteration with a cost estimated by the architect, engineer or general contractor supervising such alteration to be in excess of $20,000,000, the Mortgagor shall submit to the Mortgagee all materials described in item (viii) above as well as any additional information reasonably required by the Holders to review such proposed alteration; and

            (x) the Mortgagor will pay all reasonable expenses of the Mortgagee in connection with any consent of the Mortgagee required pursuant to this
Section 3, including, without limitation, in connection with the review of any plans and specifications in connection therewith.

            3.2 Mortgagor will at all times maintain sufficient parking spaces for the use of the Sands which shall in no event be less than approximately 1,675 spaces.

         4. Estoppel Certificates. The Mortgagor, within 10 days after a request by the Mortgagee, will furnish a written statement, duly acknowledged, and in form for recording, of the amount due on this Mortgage and the Mortgagor will deliver such a statement further setting forth whether any offsets or defenses exist against the Liabilities. The Mortgagee, within 10 days after request from the Mortgagor, will furnish a written statement, duly acknowledged and in form for recording of the amount due on the Mortgage and stating whether it has received written notice of or has actual knowledge of any defaults existing hereunder and containing such other information as the Mortgagor may reasonably request.

         5. Impositions.

            5.1 The Mortgagor will pay or cause to be paid as and when due and payable, and before they become delinquent, all Impositions (as such term is defined in subsection 5.4.4 hereof) levied upon the Mortgaged Property, or any part thereof for which the Mortgagor and/or the Mortgaged Property, or any part thereof, shall be assessed or chargeable and will cause tenants under Major Leases (as such term is defined in the Assignment of Leases, dated of even date herewith, made by Mortgagor to Mortgagee) to comply with all lease provisions or contracts relating to payment of such Impositions. Notwithstanding the foregoing, if by law any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), the Mortgagor may cause to be paid or to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments as they fall due and before any fine, penalty, further interest or cost may be added thereto; provided that no Event of Default (as defined in Section 12 hereof) shall then exist under this Mortgage and that payment in installments would not create or cause to be created any Lien on the Mortgaged Premises or any portion thereof which could be levied upon prior to the failure to pay a then due installment.

            5.2 The Mortgagor will pay any taxes (including, without limitation, stamp taxes, but excluding (a) income taxes assessed by the United States government or the State of New Jersey or any other State or any political subdivision of any of them, (b) franchise, estate or similar taxes based upon or measured by income) imposed on the Mortgagee on its own behalf and on behalf of the Holders, their successors or assigns, by reason of the holding of this Mortgage or any of the Securities, as the case may be, or the receipt of the interest payable thereunder.

            5.3 Unless manifestly erroneous, the certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment or any Imposition, which such certificate, advice or bill indicates the nonpayment of such Imposition, shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

            5.4 The Mortgagor shall have the right, at Mortgagor's sole cost, after giving notice to the Mortgagee to contest the amount or validity, in whole or in part, of any Imposition, or to seek a reduction in the valuation of the Mortgaged Property or any portion thereof as assessed for real estate or personal property tax purposes by appropriate proceedings diligently conducted in good faith and where the amount so contested or for which a reduction is sought is in excess of $2,000,000, the Mortgagor shall also prior to commencement of such contest or proceeding have complied with the provisions of subsections 5.4.1 through 5.4.5, inclusive, hereof or made payment of such Imposition unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event the Mortgagor may postpone or defer payment of such Imposition after compliance with the provisions of subsections 5.4.1 through 5.4.5, inclusive, hereof if:

            5.4.1 Neither the Mortgaged Property nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost prior to final determination of such contest or proceeding and the Mortgagee shall not, by virtue of the contest or proceeding, be in any danger of criminal liability and neither the Mortgaged Property nor any part thereof by any interest therein would be subject to the imposition of any lien for which the Mortgagor has not furnished adequate security as provided below; and

            5.4.2 Subject to the provisions of the first paragraph of Section 5.4, the Mortgagor shall either have (a) deposited with the Mortgagee in trust the amount (at the option of the Mortgagor in cash or in the form of a letter of credit) so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Mortgaged Property or any part thereof as estimated by the Mortgagee, in such proceedings or (b) posted with the Mortgagee a bond issued by a surety company reasonably satisfactory to the Mortgagee, whereby such surety undertakes to pay such Imposition, interest, penalties and charges
(x) in the event that the Mortgagor shall fail to pay the same upon the final disposition of the contest (including appeals), or (y) in the event that the Mortgaged Property or any part thereof is in danger of being sold, forfeited or lost during the pendency of such contest or (z) if the Mortgagor fails to increase the amount of such bond as hereinafter provided. Any deposit made by the Mortgagor with the Mortgagee under the provisions of this subsection 5.4.2, together with any additions thereto made pursuant to this subsection 5.4.2, shall be held in trust and, at the request of the Mortgagor, invested in Collateral Investments (as defined in the Security Agreement), and the interest on such deposits shall be disposed of as hereinafter provided. Upon the termination of any such proceeding (including appeals), or if the Mortgagor should so elect, at any time prior thereto, the Mortgagor shall pay the amount of such Imposition or part thereof as finally determined in such proceeding (or appeal), the payment of which may have been deferred during the prosecution of such proceeding (or appeal), together with any costs, fees, interest, penalties or other liabilities in connection therewith, and upon such payment, the Mortgagee shall return any amount deposited with it together with interest, if any, received thereon with respect to such Imposition. Such payment, at the request of the Mortgagor, shall be made by the Mortgagee out of the amount deposited with it pursuant to clause (a) of this subsection 5.4.2 with respect to such Imposition, to the extent that such amount is sufficient therefor, and any balance due shall be paid by the Mortgagor and any balance remaining shall be paid to the Mortgagor together with interest, if any, received thereon. If, at any time during the continuance of such proceeding, the Mortgagee shall reasonably deem the amount deposited with it or provided by bond insufficient, the Mortgagor shall, within ten (10) days after demand, make an additional deposit of, or increase the amount of its letter of credit or bond by, such additional amount as the Mortgagee may request to cover payment of the items set forth in this subsection 5.4.2, and upon failure of the Mortgagor so to do, the Mortgagee may, after 10 days following written notice from the Mortgagee to the Mortgagor, apply the amount theretofore deposited with it (or the Mortgagee may submit for payment the letter of credit and apply the amount thereof, or may require application of the bonded amount by the surety company, if a bond has been furnished) to or on account of the payment, removal or discharge of such Imposition and the interest and penalties in connection therewith and any costs, fees or other liability accruing in any such proceeding, or any part of any of the same and the balance, if any, shall be returned to the Mortgagor. The Mortgagor shall, during the continuance of any contest (including appeals) referred to herein and at its sole cost and expense, provide the Mortgagee with such information relating to the same as the Mortgagee may reasonably request. If, at any time during the continuance of such proceeding, the Mortgaged Property or any part thereof is, in the judgment of the Mortgagee, in any reasonable danger of being sold, forfeited or lost, the Mortgagee may require, after ten (10) days' notice to the Mortgagor, that the amount theretofore deposited with it be applied to the payment of such Imposition (or the Mortgagee may submit for payment the letter of credit and apply the amount thereof, or may require application of the bonded amount by the surety company, if a bond has been furnished) in the manner provided in the preceding sentence. Notwithstanding anything contained herein to the contrary, no such deposit held by the Mortgagee, or any part thereof, shall be returned to the Mortgagor so long as any Event of Default shall exist hereunder. The Mortgagee shall act as the holder, in trust, of the monies, if any, deposited by the Mortgagor pursuant to this subsection 5.4.2.

         5.4.3 The Mortgagor will exhibit to the Mortgagee the original receipts (or copies thereof) or other proof reasonably satisfactory to the Mortgagee of the payment of all real estate taxes within 30 days after the same are required to be paid by the Mortgagor in compliance with subsection 5.1 hereof. Concurrently with the delivery of the financial statements and other information required by Section 1009 of the Indenture, Mortgagor shall for all other Impositions deliver to the Mortgagee quarterly an Officer's Certificate that, to the best knowledge of such officer, all such Impositions have been paid and that, to the best of such officer's knowledge, the aggregate of all unpaid amounts on such Impositions do not exceed $25,000, except for Impositions which are being contested in accordance with the provisions of the first paragraph of subsection 5.4. The Mortgagor shall immediately notify the Mortgagee of the receipt by the Mortgagor of any notice that any Imposition has not been paid when due and shall, at the same time, furnish to the Mortgagee a copy of such notice of non-payment.

         5.4.4 "Impositions" shall mean all duties, taxes (including sales and use taxes), water, sewer and other rents, rates and charges, assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), charges for public or private utilities, highway services, communication services, sprinkler systems, protective services and levies, license and permit fees, inspection fees and other authorization fees and other charges, ordinary or extraordinary, whether foreseen or unforeseen, of any kind and nature whatsoever, including interest or penalties thereon, which prior to or during the term of this Mortgage will have been or may be laid, levied, assessed or imposed upon or become due and payable out of or in respect of, or become a Lien on the Mortgaged Property or any part thereof, or the occupancy, use or possession of or activity conducted on the Mortgaged Property or any part thereof or which are levied or assessed against the income received by the Mortgagor from all or any part of the Mortgaged Property by virtue of any present or future law, order or ordinance of the United states of America or of any state, county or local government or of any department, office or bureau thereof or of any other governmental authority (such governments or other authorities being collectively referred to herein as a "Governmental Authority") having or claiming jurisdiction over the Mortgagor and/or the Mortgaged Premises or any part thereof. The term "Impositions" shall not include (a) income taxes assessed by the United States government or the State of New Jersey or any other State or any political subdivision of any of them, or (b) franchise, estate or similar taxes based upon or measured by income.

         6. Changes in Method of Taxation.
            -----------------------------

         6.1 In the event of the passage after the date hereof of any law applicable to the Mortgaged Premises or any part thereof, (i) deducting from the value of the Mortgaged Premises, for the purposes of taxation, any Lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured by mortgages or the manner of collection of any such taxes, or (ii) imposing a tax, either directly or indirectly, on this Mortgage or any other documents evidencing or securing the Liabilities, in each case, the result of which affects adversely the Mortgagee, the Mortgagee shall have the right to declare, by written notice delivered to Mortgagor, that an Event of Default will occur hereunder one hundred twenty (120) days from the giving of such written notice unless the Mortgagor is exempt from such tax or, if not exempt from such tax, is permitted by law to pay the whole of such tax (or to provide funds to the Mortgagee to pay such taxes) and assumes as an obligation and Liability secured hereby the obligation to make all payments (or provide funds to the Mortgagee to pay such taxes) of any tax so imposed until full payment of the Liabilities. The Mortgagor shall promptly notify the Mortgagee of the occurrence of any of the events set forth in clauses (i) or (ii) of this Section 6.1.

         6.2 The Mortgagor shall not have, nor will claim nor demand nor be entitled to receive, any credit or credits by virtue of the payment of taxes as provided herein against the Liabilities or the other sums payable as provided herein and in the Securities secured hereby, and such taxes shall be paid without abatement of or deduction from, and without counterclaim or setoff against such principal, interest and other sums, for any reason, including, without limitation, for so much of the taxes assessed against the Mortgaged Premises as is equal to the tax rate applied to the amount due on this Mortgage or any part thereof, and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Premises, or any part thereof, by reason of the indebtedness secured by this Mortgage.

         7. Expenses of Litigation. If an action to foreclose this Mortgage or to collect any of the Liabilities is commenced or any other action or proceeding is commenced to which the Mortgagee is or becomes a party or in which the Mortgagee is defending or upholding the Lien of this Mortgage, or in which the Mortgagee is served in with any legal process, discovery notice or subpoena relating to this Mortgage, all reasonable sums paid by the Mortgagee for the expense of any such litigation or appearance or action in response to any such legal process, discovery notice or subpoena (including attorneys' fees and disbursements associated with legal costs) shall be paid by the Mortgagor within thirty (30) days after notice has been given by the Mortgagee to the Mortgagor, together with interest thereon on such amounts as have actually been paid by the Mortgagee to third parties at a rate of interest equal to the greater of the prime rate of the Mortgagee plus 2% per annum, and such amounts shall be a Lien on the Mortgaged Property prior to any other right or title to, interest in or claim upon the Mortgaged Property subordinate to the Lien of this Mortgage, and shall be secured by this Mortgage, and, in any action or proceeding to foreclose this Mortgage, or to recover or collect any of the Liabilities, the provisions of law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant.

         However, if such action or proceeding is not one relating to the enforcement of the rights of any Holders or the Lien of this Mortgage, the Mortgagee shall promptly notify the Mortgagor of such action or proceeding and the Mortgagor may participate in the conduct of such action or proceeding at the Mortgagor's sole cost and expense.

         8. Maintenance. Subject to the Mortgagor's rights of alteration pursuant to Section 3 hereof, the Mortgagor will maintain and operate the Sands and the hotel that is the subject of the Madison House Lease at a quality level at least as high as that existing on the date hereof and keep the Mortgaged Property in good condition and repair (subject to ordinary wear and tear), will not commit or suffer any waste of the Mortgaged Property and will comply with, or cause to be complied with, all statutes, ordinances and requirements of any Governmental Authority to which the Mortgaged Property are subject and which failure to comply therewith would have a materially adverse effect on the Mortgaged Property. Notwithstanding the foregoing, the Mortgagor shall have the right to contest the application of any such statute, ordinance or requirement of a Governmental Authority; provided that, if such statute or ordinance or requirement of a Governmental Authority imposes an immediate fine or monetary Imposition in an amount in excess of $2,000,000 upon the Mortgaged Premises for the failure to comply with such ordinance or requirement, the Mortgagor shall either pay such fine or monetary imposition and file an action for recovery thereof or deposit with Mortgagee, in the manner described in Section 5.4.2 hereof, an amount reasonably determined by the Mortgagee to be sufficient to protect the Mortgagee's interest (on its own behalf and on behalf of the Holders). Subject to the provisions of Section 9.3 hereof, the Mortgagor will promptly repair, restore, replace or rebuild any part of the Mortgaged Premises now or hereafter subject to the Lien of this Mortgage which may be damaged or destroyed by any casualty whatsoever, free from Liens and encumbrances, except the Lien of this Mortgage and the other Security Documents and the encumbrances permitted by Section 1014 of the Indenture, without regard to the adequacy of any insurance proceeds, provided that the insurance proceeds are made available to the Mortgagor pursuant to Section 9 of this Mortgage. The Mortgagor will do all other things reasonably required for the maintenance and continuance of all such services in respect of Impositions to the extent required to fulfill the obligations set forth in this Section 8.

         9. Destruction: Restoration; Condemnation.

            9.1 Definitions. "Restoration" shall, for purposes of this Mortgage, mean the replacement, rebuilding or repairing of damaged, destroyed or, in the case of a condemnation, remaining areas of the Mortgaged Premises or the repair or replacement of the Mortgaged Premises not so condemned, in either case as nearly as possible to the condition, character and size of the Mortgaged Premises immediately prior to such damage, destruction or condemnation to comply with the Casino Control Act and all other material Legal Requirements and all material requirements of any insurance policy covering or applicable to the Mortgaged Premises including, without limitation, all material requirements of any issuer of such policy and any applicable board of underwriters.

            9.2 Destruction. If the Mortgaged Premises, or any part thereof, shall be destroyed or damaged by fire or any other casualty, the Mortgagor shall give prompt notice thereof to the Mortgagee. If the Mortgagor does not promptly make proof of loss after a casualty, the Mortgagee may make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Mortgagor and/or the Mortgagee on its own behalf and on behalf of the Holders as their interests appear in accordance with the provisions of subsection 2.3 hereof. In all instances where the insurance proceeds are less than $1,000,000, the Mortgagor shall use such proceeds only for Restoration. In all instances of destruction or casualty as aforesaid where the insurance proceeds exceed $1,000,000, the insurance proceeds shall be deposited into and held in the Collateral Account and applied in accordance with
Section 1018 of the Indenture and subsection 9.3 hereof. In the event that the Mortgagee releases such proceeds to the Mortgagor, the Mortgagor shall be obligated to restore or repair the Mortgaged Premises. In the event of foreclosure of the Mortgaged Premises or other transfer of title to the Mortgaged Premises in extinguishment of the indebtedness under the Securities and this Mortgage, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and the Mortgagor hereby appoints the Mortgagee its attorney-in-fact, in the Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee, and the Mortgagor shall be entitled only to a credit in reduction of the then outstanding Liabilities secured hereby in the amount of the cancellation refund actually received by the Mortgagee. The Mortgagor agrees, within fifteen (15) days following such foreclosure and written request by the Mortgagee, to execute and deliver such assignments or other authorizations or instruments as may be necessary or desirable to effectuate the foregoing.

            9.3 Restoration. If any insurance proceeds or condemnation award (including interest thereon, the "Restoration Funds"), held by the Mortgagee in the Collateral Account or otherwise are to be applied to the Restoration of the Mortgaged Premises or any portion thereof as determined in this Section 9.3 or
Section 1018 of the Indenture, the Mortgagor shall promptly restore, replace or rebuild the damaged or destroyed Mortgaged Premises and such Restoration shall be performed only in accordance with the following conditions:

                (a) In the event the cost estimated by the architect supervising the Restoration (the "Estimated Restoration Cost") is less than $2,000,000, the Mortgagor shall diligently use the Restoration Funds to restore and repair the Mortgaged Premises provided that any proceeds remaining after the Restoration may be retained by the Mortgagor; provided further, however, that if any Event of Default shall occur and then exist, the Restoration Funds shall be paid over to the Mortgagee to be applied in accordance with the terms of the Indenture.

            (b) Intentionally Omitted.

            (c) Prior to commencement of the Restoration or at any time during the Restoration, if the Estimated Restoration Costs exceeds the amount of the Restoration Funds by a sum greater than or equal to $2,000,000, the amount of such excess shall be paid by the Mortgagor to the Mortgagee in the form of cash or a letter of credit (reasonably acceptable in form and substance to the Mortgagee) to be added to the Restoration Funds in the Collateral Account and in the event such shortfall is less than the sum of $2,000,000, the Mortgagor shall pay such shortfall on an ongoing basis during the course of the Restoration.

            (d) If no Default or Event of Default shall have occurred and be continuing, all proceeds of loss of rents/business interruption insurance payable as a result of any damage or destruction affecting the Mortgaged Premises shall be paid first, to the Mortgagee in an amount sufficient to pay, when due, all Liabilities, including the interest on and the principal of the Securities, for so long as the interruption shall continue or until coverage is exhausted, and second, to the Mortgagor. If a Default or Event of Default shall have occurred and be continuing, all such proceeds of loss of rents/business interruption insurance shall be paid to the Mortgagee. The Mortgagee shall hold such proceeds in trust and, at the direction of the Mortgagor, shall invest such proceeds in the type of investments set forth in clauses (a) through (d) in the definition of "Cash Equivalents" in the Indenture (such investments being referred to hereafter as "Cash Equivalents". The Mortgagee shall apply or cause to be applied the proceeds and such income received thereon to the payment of taxes, insurance premiums, rents, interest on and principal of the Securities, and the normal operating expenses of the Mortgaged Property from and after the date of the occurrence of such damage or destruction until the completion of the necessary Restoration, if any, or until the exhaustion of such proceeds, whichever first occurs. Upon completion of such Restoration, any remainder of such loss of rents/business interruption insurance proceeds in the hands of the Mortgagee shall, provided that no Event of Default shall be continuing hereunder, be paid to the Mortgagor with interest received thereon, if any.

            (e) Except as provided in Section 1018 of the Indenture, nothing in this Section 9 shall relieve the Mortgagor of its duty to repair, restore, rebuild or replace the Mortgaged Property following damage or destruction by fire or other casualty or partial condemnation in the event that no or inadequate proceeds of insurance are available to defray the cost of such repairing, restoring, rebuilding or replacement. In addition, nothing contained herein shall relieve the Mortgagor of its duty to pay all Liabilities subsequent to the occurrence of any fire or other casualty or condemnation; provided, however, that, if the Mortgagee is applying the proceeds of business interruption insurance or temporary taking proceeds to the payment of the principal and accrued interest under the Securities, the Mortgagor shall not be required to make double payments.

         9.4 Condemnation/Eminent Domain.

             (a) Immediately upon obtaining knowledge or the institution of any proceedings for the condemnation or taking, either permanent or temporary, by eminent domain of the Mortgaged Premises or any portion thereof, the

Mortgagor will notify the Mortgagee of the pendency of such proceedings. The Mortgagee may, but shall not be obligated to, participate in any such proceedings, and the Mortgagor shall from time to time deliver to the Mortgagee all instruments requested by it to permit such participation. Except as otherwise provided herein, the Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with the Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. The Mortgagor will not enter into any agreement for the taking or conveyance of the Mortgaged Premises or any material part thereof, with anyone authorized to acquire the same by eminent domain or in condemnation unless the Mortgagor shall have delivered to the Mortgagee an Officer's Certificate from the Mortgagor that such agreement is fair and reasonable in light of all of the circumstances.

             (b) All awards and proceeds of condemnation in respect of any of the Mortgaged Premises shall be applied in the same manner provided in Section
9.3 hereof in respect of damage or destruction.

         10. Inspection. The Mortgagee and any persons authorized by the Mortgagee shall have the right to enter and inspect the Mortgaged Premises upon reasonable notice at all reasonable times, but shall undertake such inspections in such a manner as to minimize disruption and interference of the operation thereof.

         11. Assignment of Rents, Issues and Profits.

            (a) Subject to the limitations contained herein, the Mortgagor hereby assigns to the Mortgagee on its own behalf and on behalf of the Holders the rents, issues and profits derived from (i) all leases of the Mortgaged Premises now or hereafter entered into by the Mortgagor and (ii) all occupancy, license and concession agreements in respect of any part of the Mortgaged Premises now or hereafter entered into, and the Mortgagor grants to the Mortgagee the right to enter the Mortgaged Premises for the purpose of collecting the same and to lease the Mortgaged Property, or any part thereof, and to apply said rents, issues and profits on account of the Liabilities. This assignment, grant and right to apply rents, issues and profits shall continue in effect until the Liabilities are paid in full, but the Mortgagee hereby waives the right to enter the Mortgaged Premises and/or to collect said rents, issues and profits, and the Mortgagor shall be entitled to collect, receive, use and retain said rents, issues and profits, until the occurrence of and during the continuation of an Event of Default; such right of the Mortgagor to exercise all such rights, including the right to collect, receive, use and retain said rents, issues and profits may be revoked by the Mortgagee upon the occurrence of and during the continuation of an Event of Default by the Mortgagee giving written notice of such revocation to the Mortgagor. The Mortgagor shall not accept prepayments of installments of rent under the leases which payments would, in the aggregate for all such leases, exceed the sum of $1,000,000 (except for tenant finish work performed with respect to any such lease). If, following the occurrence of an Event of Default, the Mortgagee shall thereafter elect to discontinue the exercise of any right or remedy assigned or granted to the Mortgagee on its own behalf and on behalf of the Holders pursuant to this
Section 11 or such Event of Default has otherwise been cured, the Mortgagor's rights under this subsection 11(a) shall be automatically reinstated, subject to the same or any other right or remedy hereunder being reasserted at any time and from time to time following any subsequent Event of Default. Anything herein to the contrary notwithstanding, the rights of the Mortgagor to collect or retain any sums shall not apply to amounts to be used by Mortgagor to cure an Event of Default or otherwise make any payment in respect of Securities or make any payment or perform any obligation under the Indenture or other Security Document (all of which, whether paid to Mortgagor or Mortgagee, shall be made available to Mortgagor for such purpose).

            (b) The granting of the assignment created in Section 11(a) hereof shall not, prior to entry upon and taking of possession of the Mortgaged Property by the Mortgagee, be deemed or construed to constitute the Mortgagee in possession nor thereafter or at any time or in any event obligate the Mortgagee to perform or discharge any obligation of the Mortgagor or to appear in or defend any action or proceeding relating to the Mortgaged Property or the leases relating thereto nor shall the Mortgagee be liable in any way for any injury or damage to person or property sustained by any individual or individuals in or about the Mortgaged Property and the Mortgagor agrees to indemnify and hold harmless the Mortgagee against any and all such liability, loss or damage, except for losses occurring as the result of gross negligence or willful misconduct on the part of the Mortgagee.

         12. Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default" (occurring for any reason whatsoever, whether voluntary or involuntary, or by operation o(pound) law or pursuant to or in compliance with any judgment, decree or order of any court or of any Legal Requirement or otherwise):

            (a) any Event of Default, as defined in the Indenture; or

            (b) upon the assignment of any of the rents, issues, profits or leases of any portion of the Mortgaged Property, or any part thereof, to anyone other than the Mortgagee on its own behalf and on behalf of the Holders without the prior written consent of the Mortgagee, except as permitted in the Indenture, and such assignments of rents, issues, profits or leases are not rescinded or otherwise voided following the giving by the Mortgagee to the Mortgagor of 30 days' written notice thereof; or

            (c) in the event of a lease, assignment or other transfer of any portion of the Mortgaged Property other than as permitted in the Indenture, this Mortgage or as Permitted Encumbrances, and such lease or other transfer is not rescinded or otherwise voided following the giving by the Mortgagee to the Mortgagor of 30 days' written notice thereof; or

            (d) the event that the Mortgagee declares that an Event of Default has occurred in accordance with Section 6.1.

            12.2 Remedies. Upon the occurrence of an Event of Default hereunder, in addition to its remedies contained in the Indenture, the Mortgagee on its own behalf and on behalf of the Holders may take any or all of the following actions, at the same or at different times:

            (a) Possession. Enter upon and take possession of the Mortgaged Property, and lease and let the Mortgaged Property, or any part thereof, and receive all the rents, issues and profits thereof which are overdue, due or to become due, and apply the same, after payment of all reasonably necessary charges and expenses, on account of the amounts hereby secured, and the

Mortgagee is hereby given and granted full power and authority to do any act or thing, which the Mortgagor might or could legally do in connection with the management and operation of the Mortgaged Property. The granting of the authority so created shall not, prior to entry upon and taking of possession of the Mortgaged Property by the Mortgagee, be deemed or construed to constitute the Mortgagee in possession nor thereafter or at any time or in any event obligate the Mortgagee to perform or discharge any obligation of the Mortgagor or to appear in or defend any action or proceeding relating to the Mortgaged Property or the leases relating thereto nor shall the Mortgagee be liable in any way for any injury or damage to person or property sustained by any individual or individuals in or about the Mortgaged Property and the Mortgagor agrees to indemnify and hold harmless the Mortgagee against any and all such liability, loss or damage, except for losses occurring as the result of gross negligence or willful misconduct on the part of the Mortgagee.

            (b) Foreclosure. Institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this Mortgage, and proceed thereon to final judgment and execution of the entire unpaid balance of the Liabilities including costs of suit, interest and reasonable attorneys' fees. In case of any sale of the Mortgaged Property by virtue of judicial proceedings, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as the Mortgagee in its sole discretion may elect. The failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights will not be asserted by the Mortgagor as a defense in any proceeding instituted by the Mortgagee to collect any of the Liabilities.

            (c) Appointment of Receiver. Without notice to the Mortgagor, appoint a receiver of the rents, issues and profits of the Mortgaged Property without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of the Mortgagor or any person who may be legally or equitably liable to pay moneys secured hereby and the Mortgagor and each such person waives such proof and hereby consents to the appointment of a receiver.

            (d) Excess Monies. Apply on account of the unpaid Liabilities and the interest thereon or on account of any arrearages of interest thereon, or on account of any balance due to the Mortgagee after a foreclosure sale of the Mortgaged Property, or any part thereof, any unexpended moneys still retained by the Mortgagee that were paid by the Mortgagor to the Mortgagee for the payment of, or as security for the payment of, taxes, assessments, municipal or governmental rates, charges, Impositions, Liens, water or sewer rents, or insurance premiums, if any, or in order to secure the performance of some other act by or obligation of the Mortgagor.

            (e) Other Remedies. Exercise any and all other rights and remedies granted under this Mortgage or now or hereafter existing in equity, at law, by virtue of statute or otherwise, including, without limitation, the right and power to sell the whole or any portion of the Mortgaged Property according to law.

            12.3 Remedies, Cumulative and Concurrent. The rights and remedies of the Mortgagee on its own behalf and on behalf of the Holders as provided in this Mortgage and the other documents securing the indebtedness evidenced by the Securities will be cumulative and concurrent and may be pursued separately, successively or together against the Mortgagor or against other obligors or against the Mortgaged Property, or any one or more of them, in the sole and absolute discretion of the Mortgagee, and may be exercised as often as occasion for such pursuit arises. The failure to exercise any such right or remedy will not be construed as a waiver or release of that right or remedy. The Mortgagee's consent to any act or omission by subsequent act or omission or a waiver of the need for such consent in any future or other instance.

            12.4 Waiver of Exemptions; Marshalling. Subject to any contrary provisions contained in this Mortgage, the Mortgagor hereby waives and releases, to the extent permitted by law:

            (a) All benefit that might accrue to the Mortgagor by virtue of any present or future law exempting the Mortgaged Property or any part of the proceeds arising from any sale of the Mortgaged Property. from attachment, levy or sale on execution; and

            (b) Exemption from civil process; and

            (c) Redemption or extension of time for payment; and

            (d) Any right to have the Mortgaged Property marshalled.

            12.5 Discontinuance of Proceedings. If the Mortgagee has proceeded to enforce any right under the Guarantee, the Indenture, the Securities or this Mortgage or any other document securing the Liabilities and such proceedings have been discontinued or abandoned for any reason, then in every such case, the Mortgagor and the Mortgagee will be restored to their former positions and the rights, remedies and powers of the Mortgagee will continue as if no such proceedings had been taken.

            12.6 Application of Proceeds. In the event of any sale of the Mortgaged Property by foreclosure, through suit in equity, by publication or otherwise, the proceeds of any such sale shall be applied in the manner set forth in Section 506 of the Indenture.

         13. No Waivers, Etc. Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor; neither the Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage, including, but not limited to, any guarantor, shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor, or of any other person so obligated, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or any provisions relating to the Liabilities including the indebtedness evidenced by the Securities, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness evidenced by the Securities or the Liabilities, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and the Mortgagee extending the time of payment or modifying the terms of the Securities or this Mortgage, without first having obtained the consent of the Mortgagor or such other person and, in the last-mentioned event, the Mortgagor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by the Mortgagee; the Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property as may be permitted pursuant to the terms of the Indenture, any part of the security held for the indebtedness evidenced by the Securities or the Liabilities without, as to the remainder of the security, impairing or affecting the Lien of this Mortgage or the priority of such Lien over any subordinate Lien; the holder of any subordinate Lien on the Mortgaged Property shall have no right to terminate any lease affecting the same, or any part thereof, whether or not such lease be subordinate to this Mortgage; and the Mortgagee may resort for the payment of the indebtedness evidenced by the Securities or the Liabilities secured to any other security therefor held by the Mortgagee in such order and manner as the Mortgagee may elect.

         14. Revenue Stamps. If at any time the United States of America or the State of New Jersey shall require internal revenue or other stamps to be affixed to the Securities or this Mortgage, the Mortgagor will pay for the same, together with any interest or penalties imposed in connection therewith.

         15. Notices. (a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Mortgage to be made upon, given or furnished to, or filed with:

         (1) the Mortgagee shall be sufficient for every purpose hereunder if in writing and mailed postage prepaid, by registered or certified mail, return receipt requested, or delivered personally, to the Mortgagee at:

                           Wells Fargo Bank, National Association
                           MAC N9303-121
                           P.O. Box 1517
                           Minneapolis, Minnesota 55480

with a copy, in the case of any notice from the Mortgagor to the Mortgagee, given in one of the foregoing manners to:

                           Jones Day
                           222 East 41st Street
                           New York, New York 10017
                           Tel.: 212-326-3939
                           Attention: Donald F. Devine, Esq.

(provided that any failure by the Mortgagor to furnish such a copy shall not affect the sufficiency of any such request, demand, authorization, direction, notice, consent, waiver or other document with respect to the Mortgagee); and

         (2) the Mortgagor shall be sufficient for every purpose hereunder if in writing and mailed postage prepaid, registered or certified mail, return receipt requested, or delivered personally, to the Mortgagor, addressed to it at:


                           The Sands Hotel and Casino
                           Indiana Avenue and Brighton Park
                           Atlantic City, New Jersey 08401
                           Attention:  Patricia Wild, Esq.

or at any other address previously furnished in writing to the Mortgagee by the Mortgagor, with a copy given in one of the foregoing manners to:

                           Jones Day
                           222 East 41st Street
                           New York, New York 10017
                           Tel.: 212-326-3939
                           Attention: Donald F. Devine, Esq.

and also to the Guarantor at the address provided in the Indenture (provided that any failure to furnish such copies shall not affect the sufficiency of any such demand, request, authorization, direction, notice, consent, waiver or other document provided or permitted to be made, given or furnished in connection with this mortgage).

            (b) In the event that a notice is given by personal delivery as provided in this Section 15, the party giving such notice shall, within three days after such personal delivery, also give such notice by mail as provided in subsection 15(a) above, provided that such notice shall be effective as of the date of personal delivery.

         16. Modification; Amendment. This Mortgage may not be modified, amended, discharged, waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

         17. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.

         18. No Subordinate Financing. The Mortgagor shall not execute or deliver, or suffer to exist, any pledge, security agreement, or mortgage (other than this Mortgage and the Permitted Encumbrances) covering all or any portion of the Mortgaged Property except as expressly permitted under Section 1014 of the Indenture.

         19. Intentionally Omitted.

         20. Security Agreement. It is the intention of the parties hereto that this Mortgage shall constitute a security agreement within the meaning of the Uniform Commercial Code with respect to the Fixtures, and that a security interest shall attach thereto for the benefit of the

Mortgagee to secure the Liabilities and all other sums and charges which may become due hereunder or secured hereby. The Mortgagor hereby authorizes the Mortgagee to file financing and continuation statements with respect to the Fixtures in which the Mortgagor has a mortgageable interest, without the signature of the Mortgagor whenever lawful and, upon written request, the Mortgagor shall promptly prepare and execute financing and continuation statements reasonable and necessary to establish and maintain a valid security interest hereunder in form reasonably satisfactory to the Mortgagee to further evidence and secure the Mortgagee's interest in the Fixtures, and shall pay all filing fees in connection therewith. Upon the occurrence of an Event of Default under this Mortgage, the Mortgagee, pursuant to Section 9-501(4) of the Uniform Commercial Code, as said Section is currently constituted or may be hereafter amended, shall have the option of proceeding as to both real and personal property in accordance with its rights and remedies in respect of the real property, in which event the default provisions of the Uniform Commercial Code shall not apply. The parties agree that in the event that the Mortgagee elects to proceed with respect to the Fixtures separately from the real property, ten
(10) days' notice of the sale of the Fixtures shall be reasonable notice.

         21. Successors and Assigns. All covenants of the Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of the Mortgagee on its own behalf and on behalf of the Holders and its successors and assigns, and no other person shall have standing to require compliance with such covenants or shall, under any circumstances, be deemed to be a beneficiary of such covenant, any or all of which may be freely waived in whole or in part by the Mortgagee at any time if in its sole discretion it deems it advisable to do so. But all such covenants of the Mortgagor shall run with the Land and bind the Mortgagor, the successors and assigns of the Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Premises, and shall enure to the benefit of the Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and shall include all successors and assigns of the Mortgagor. The word "Mortgagee" shall be construed to mean the Mortgagee named herein and the successors and assigns thereof. The Mortgagor understands and agrees that whenever herein the Mortgagee's consent is required, the Mortgagee may be obligated, prior to giving such consent, to obtain the agreement of the Holders as required in the Indenture and, in such event, the Mortgagee's obligation to deliver any such consent to the Mortgagor shall be subject to the Mortgagee first obtaining the required Holders' consent. All covenants, agreements and obligations of the Mortgagee hereunder shall inure to the benefit of the Mortgagor and its successors and assigns and shall be binding upon the Mortgagee, Holders, participants and their respective successors and assigns.

         22. Governing Law. This Mortgage and all matters relating or pertaining to this Mortgage shall be governed, construed and enforced by and under the laws of the State of New Jersey.

         23. Space Leases; Leasehold Estate.

            23.1 All Space Leases of all or any portion of the Mortgaged Property hereafter entered into after the date hereof by the Mortgagor (i) will be subordinated to the Lien created by this Mortgage unless Mortgagee directs otherwise and (ii) shall provide that following the sale of the Mortgaged Property or any part thereof through foreclosure or otherwise, or following conveyance of the Mortgaged Property or any part thereof by deed or assignment in lieu of foreclosure, the Space Tenant under each such Space Lease will, upon ten (10) days' written notice from the purchaser of the Mortgaged Property or any part thereof (or its assignee) given within sixty (60) days after the sale thereof, attorn to such purchaser or assignee as the direct tenant of such purchaser or assignee.

            23.2 The Mortgagor shall duly and punctually perform and serve all of the material terms, covenants and conditions of the Space Leases required to be performed and observed by it as landlord thereunder substantially in accordance with the terms thereof. The Mortgagor will further do all things reasonably necessary to preserve and keep unimpaired its rights under all Space Leases. The Mortgagor shall require all Space Tenants to observe, keep and perform all material covenants and agreements imposed upon them under the Space Leases. The Mortgagor shall appear in and defend any action or proceeding arising under or in any manner connected with any of the Space Leases.

            23.3 The Mortgagor shall furnish to the Mortgagee a copy of each Space Lease promptly after its execution. At any time, and from time to time, upon request and on reasonable notice from the Mortgagee, the Mortgagor shall deliver to the Mortgagee a schedule of all Space Leases then in effect, which schedule shall include the following: (i) the name of the Space Tenant under the Space Lease; (ii) a description of the space leased thereunder in form satisfactory to the Mortgagee, including but not limited to the approximate number of square feet leased thereunder, type of activity performed under such lease and type of space leased; (iii) the rental rate, including any escalations, if any; (iv) the term of the Space Lease and a description of any renewal options; and (v) such other information as the Mortgagee may reasonably request.

            23.4 "Space Leases" shall mean any and all leases, licenses, concessions or other agreements (written now or hereafter in effect), which grant a possessory interest in and to, or the right to use part of the Mortgaged Property. "Space Tenant" shall mean the tenant or other user or occupant of such part of the Improvements.

            23.5 With respect to the Madison House Lease and the Leasehold Estate created thereby:

                 (a) The Mortgagor shall fully perform and comply with all agreements, terms, covenants, obligations and conditions of the lessee under the Madison House Lease within the time periods provided therein.

                 (b) The Mortgagor shall not, without the Mortgagee's prior written consent (which shall not be unreasonably withheld or delayed), (i) modify, amend, supplement, terminate or cancel the Madison House Lease, (ii) assign, transfer or otherwise convey all or any portion of the Leasehold Estate or (iii) surrender or abandon the Leasehold Estate.

                 (c) The Mortgagor shall give prompt written notice to the Mortgagee of the occurrence of any default or event of default by the lessor or the Mortgagor under the Madison House Lease.

                 (d) No release, forbearance or forgiveness of any of the Mortgagor's obligations under the Madison House Lease shall release or otherwise affect the Mortgagor's obligations under this Mortgage.

         24. Indenture. This Mortgage has been executed and delivered pursuant to the terms of the Indenture and is entitled to the benefits of the Indenture.

         25. Further Assurances. The Mortgagor will, at any time and from time to time after the execution and delivery of this Mortgage, promptly upon request, execute and deliver such further deeds of trust, mortgages, instruments of further assurances and other documents and do such further acts and things as the Mortgagee may reasonably request in order to evidence further the Lien and security interest of this Mortgage, pursuant to its terms and to protect further the security of the Mortgagee on its own behalf and on behalf of the Holders, and otherwise to effect fully the purposes of this Mortgage.

         26. Escrowed Sums. In order to more fully protect the security of this Mortgage and to insure the payment of Impositions and insurance premiums, from and after the occurrence of an Event of Default hereunder and until such Event of Default is cured, the Mortgagor shall pay to the Mortgagee and as "Escrowed Sums", in monthly installments in advance, an amount equal to the pro rata sum of (a) Impositions (estimated wherever necessary) to become due for the tax year during which such payment is so directed and (b) the insurance premiums for the same year for those insurance policies as are required hereunder. If the Mortgagee determines that any amounts theretofore paid by the Mortgagor are insufficient for the payment in full of such Impositions and insurance premiums, the Mortgagee shall notify the Mortgagor of the increased amounts required to provide a sufficient fund, whereupon the Mortgagor shall pay to the Mortgagee, within thirty (30) days thereafter the additional amount as stated in such notice by the Mortgagee. The Escrowed Sums shall be held by the Mortgagee and upon written request of the Mortgagor invested in Cash Equivalents and shall not be commingled with the Mortgagee's other funds and shall be paid directly by the Mortgagee to the applicable Governmental Authority or the insurance companies entitled thereto. Upon assignment of its rights under this Mortgage, the Mortgagee shall have the right to pay over the balance of the Escrowed Sums then in its possession to the assignee and upon assumption of such liability by the assignee, the Mortgagee on its own behalf and on behalf of the Holders shall become completely released from all liability with respect thereto. Upon full payment of the Liabilities or at such earlier time as the Mortgagee may elect, the balance of the Escrowed Sums in the Mortgagee's possession shall be paid over to the Mortgagor and no other party shall have any right or claim thereto. If no Event of Default shall be continuing hereunder, the Escrowed Sums shall, at the option of the Mortgagee, be repaid to the Mortgagor in sufficient time to allow the Mortgagor to satisfy the Mortgagor's obligations under this Mortgage to pay Impositions and the required insurance premiums; or be paid directly by the Mortgagee to the applicable Governmental Authority and the insurance company entitled thereto. If an Event of Default shall be continuing hereunder, however, the Mortgagee shall have the additional option of crediting the full amount of the Escrowed Sums against the Liabilities. Notwithstanding anything to the contrary contained in this Section 26 or elsewhere in this Mortgage, the Mortgagee hereby reserves the right to waive the payment by the Mortgagor to the Mortgagee of the Escrowed Sums, and, in the event that the Mortgagee does so waive such payment, it shall be without prejudice to the Mortgagee's rights to insist, at any subsequent time or times, that such payments be made in accordance herewith.

         27. Release by Mortgagee. Any release of, regardless of consideration, any part of the Mortgaged Property or any other collateral security for any of the Liabilities or the indebtedness evidenced by the Securities will not in any way impair, affect, subordinate or release the Lien or security interests created in or evidenced by this Mortgage or its stature as a Lien and security interest in and to the Mortgaged Property. For payment of the Liabilities or the indebtedness evidenced by the Securities, the Mortgagee may resort to the security of the Mortgage and/or any other security held by the Mortgagee on its own behalf and on behalf of the Holders in such order and manner as the Mortgagee may elect. The Mortgagee may, to the full extent that it may lawfully do so, pursue any one or more remedies permitted or referred to hereunder or under applicable law to enforce the provisions of this Mortgage, to collect the Liabilities or the indebtedness evidenced by the Securities or to realize upon the security given therefor at the same time or at different times without in any way impairing or waiving its right to pursue any other remedy or remedies so provided.

         28. Waiver of Damages. Except as to claims arising out of the negligence or willful misconduct of the Mortgagee, the Mortgagor further waives any claim against the Mortgagee for consequential, special or punitive damages arising in connection with the Indenture, this Mortgage or any of the other documents securing the Securities, and further waives the right to interpose any defense based on any statute of limitations or any claim of laches arising in connection with the Indenture or this Mortgage and any setoff or counterclaim of any nature or description.

         29. Unenforceability. If any term, covenant, condition or provision of this Mortgage or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Mortgage or the application thereof to any circumstances or to any Person, other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected or impaired thereby and each remaining term, covenant, condition and provision of this Mortgage shall be valid and shall be enforceable to the fullest extent permitted by law.

         30. Spill Compensation and Control Act and Industrial Site Recovery
Act.

         Industrial Site Recovery Act.

         A. Representations and Warranties.

         For the purposes of this Section 30, the Mortgagor makes the following representations only as to properties owned, occupied and/or leased by it and solely on its own behalf:

         (1) To the best of the Mortgagor's knowledge, none of the real property owned, occupied and/or leased by the Mortgagor, and located in the State of New Jersey, including, but not limited to the Mortgaged Premises, has ever been used by previous owners and/or operators to refine, produce, store, handle, transfer, process, transport, generate, manufacture, treat or dispose of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k), and the Mortgagor has not in the past used, nor does intend in the future to use, its said real property, including, but not limited to the Mortgaged Premises, for the purpose of refining, producing, storing, handling, transferring, processing, transporting, generating, manufacturing, treating or disposing of said "Hazardous Substances".

         (2) None of the real property owned, occupied and/or leased by it and located in the State of New Jersey, including, but not limited to the Mortgaged Premises, has been or is now being used or, to the best of Mortgagor's knowledge, has been used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23.11b(1), and said real property, including, but not limited to the Mortgaged Premises, will not be used as a "Major Facility" after completion of any construction, renovation, restoration and other developmental work which the Mortgagor may undertake thereon.

         (3) To the best of the Mortgagor's knowledge, no Lien has been attached to any revenues or any real or personal property owned, occupied and/or leased by the Mortgagor, and located in the State of New Jersey, including, but not limited to, the Mortgaged Premises, as a result of the chief executive of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.11(g) and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A. 58:10-23 11b(d), arising from an intentional or unintentional action or omission of the Mortgagor or any previous owner and/or operator of said real property, including, but not limited to the Mortgaged Premises, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58.10-23.11b(k), into the waters of the State of New Jersey or onto lands from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

         (4) To the best of Mortgagor's knowledge, the Mortgagor has not received a summons, citation, directive, letter or other written communication from the New Jersey Department of Environmental Protection concerning any intentional or unintentional action or omission on the Mortgagor's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k), into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by and within the jurisdiction of the State of New Jersey.

         (5) To the best of the Mortgagor's knowledge, none of the real property owned, occupied and/or leased by the Mortgagor and located in the State of New Jersey, including, but not limited to the Mortgaged Property, has ever been used by previous owners and/or operators to generate, manufacture, refine, transport, treat, store, handle or dispose of "Hazardous Substances", or "Hazardous Wastes", as such terms are defined in N.J.A.C. 7:1-3.3, and the Mortgagor does not intend to use any of its real property, including, but not limited to the Mortgaged Property for such purposes.

         (6) In connection with the purchase of the Mortgaged Premises and any other real property acquired by the Mortgagor on or after January 1, 1984, the Mortgagor required that the Seller of said real property, including the Mortgaged Property, comply with the provisions of the

New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1k-6 et seq.) and the Seller did comply therewith.

         (7) If and to the extent required by applicable law, the Mortgagor has conducted a complete and thorough on-site inspection of the Mortgaged Property, including, but not limited to, a geohydrological survey of soil and sub-surface conditions as well as other tests, to determine the presence of "Hazardous Substances" or "Hazardous Wastes", as such terms are defined in N.J.A.C. 7:1-3.3, and the Mortgagor found no evidence of the presence of said "Hazardous Substances" or Hazardous Wastes" on or in the Mortgaged Property.

         B. Covenants.

         (1) If the Mortgagor is presently an owner or operator of a "Major Facility" in the State of New Jersey, as such term is defined in N.J.S.A. 58:10-23.11b(1), or if the Mortgagor ever becomes such an owner or operator, then the Mortgagor shall furnish the New Jersey Department of Environmental Protection with all the information required by N.J.S.A. 58:10-23.11d to the extent applicable.

         (2) The Mortgagor shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a "Hazardous Substance", as such term is defined in N.J.S.A. 58:10-23.11b(k) into waters of the State of New Jersey or onto the lands from which it might flow or drain into said waters. or into waters outside the jurisdiction of the State of New Jersey where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey unless said spill, leak, etc. is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities.

         (3) So long as the Mortgagor shall own or operate any real property located in the State of New Jersey, which is used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23.11b(1), the Mortgagor shall duly file or cause to be duly filed with the Director of the Division of Taxation in the New Jersey Department of the Treasury, a tax report or return and shall pay or make provision for the payment of all taxes due therewith, all in accordance with and pursuant to N.J.S.A. 58:10-23.11h to the extent applicable.

         (4) In the event that there shall be filed a Lien against the Mortgaged Premises by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f(f), as a result of the chief executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.11g. and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of the Mortgagor, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k) into the waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, then the Mortgagor shall, within thirty (30) days from the date that the Mortgagor is given notice that the Lien has been placed against the Mortgaged Premises or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Mortgaged Premises to be sold pursuant to the Lien, either (i) pay the claim and remove the Lien from the Mortgaged Premises, or (ii) furnish (a) a bond reasonably satisfactory to the Mortgagee in the amount of the claim out of which the Lien arises, (b) a cash deposit in the amount of the claim out of which the Lien arises, or (c) other security reasonably satisfactory to the Mortgagee in an amount sufficient to discharge the claim out of which the Lien arises (a commitment of a reputable title insurance company to affirmatively insure over or omit such claim shall constitute such reasonably satisfactory security).

         (5) Should the Mortgagor cause or permit any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k), into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed or held in trust or otherwise controlled by the State of New Jersey, without having obtained a permit issued by the appropriate governmental authorities, the Mortgagor shall promptly clean up such spill, leak, pumping, pouring, emission, emptying or dumping, if so required by the Department of Environmental Protection in accordance with the provisions of the New Jersey Spill Compensation and Control Act and all other applicable law.

         C. Exceptions

         Notwithstanding Subsections A and B above.

         (1) With respect to Lot 12 in Block 47 of the Tax Map of the City of Atlantic City, two underground oil storage tanks were abandoned in place in accordance with applicable regulations of the New Jersey Department of Environmental Protection ("NJDEP") and the Mortgagor maintains an above ground oil storage tank on such property.

         (2) The prior owner of Lots 1-6, 9, and 10 in Block 47 abandoned in place 3 underground storage tanks (the "Midtown Bala Properties"), completed product recovery operations and well closure activities with respect to spilled oil product which respect to one such tank, and received "no further action" letters from the NJDEP with respect to such company to remove asbestos from its Midtown Bala Properties improvements prior to the demolition thereof.

         (3) The Sands may store small quantities of substances that may be "hazardous" substances to use in the ordinary course of operating its casino hotel.

         31. Each of the provisions of this Mortgage is subject to and shall be enforced in compliance with the provisions of the Casino Control Act.

         32. In this Mortgage, whenever the context so requires, the masculine gender shall include the feminine and/or neuter and the singular number shall include the plural and conversely in each case.

         THE MORTGAGOR ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED FROM THE MORTGAGEE WITHOUT CHARGE A TRUE COPY OF THIS

INSTRUMENT STAMPED "COPY" AND ON WHICH SUCH COPY IS A CERTIFICATION BY THE MORTGAGEE THAT SUCH INSTRUMENT IS A TRUE COPY OF THIS MORTGAGE.

         33. Notwithstanding anything to the contrary herein contained or contained in the Indenture, the Security Agreement or any document executed in connection therewith: (i) Mortgagor shall have the right to sell, transfer and convey (the "Sale") the Mortgaged Property in whole or in part (including, without limitation, in a transaction involving a parcel of Land together with all Improvements and Fixtures thereon and all Space Leases pertaining thereto) (the parcel(s) which is the subject of such Sale is hereinafter referred to as the "Conveyed Property") and in connection therewith obtain from Mortgagee a release of the Conveyed Property from the Lien of this Mortgage and the Security Agreement provided that such Sale is made in accordance with the provisions of
Section 1017 of the Indenture as if such Sale was an Asset Sale, as that term is defined in the Indenture, regardless of whether such Sale was in fact an Asset Sale. In connection therewith, Mortgagee shall execute, acknowledge and deliver to Mortgagor such documents as Mortgagor may reasonable require to effectuate such release; and (ii) Mortgagor shall have the right to lease (the "Lease") the Mortgaged Property in whole or in part (a parcel of Land together with all Improvements and Fixtures thereon and all Space Leases pertaining thereto) (the parcel(s) which is the subject of such Lease is hereinafter referred to as the "Leased Property") pursuant to a long term ground lease or operating lease and in connection therewith obtain from Mortgagee a nondisturbance agreement reasonably satisfactory to Mortgagor to such Lease provided that the rentals provided for in such Lease, in the aggregate, represents the fair market value of a lease of the Leased Property at that time.

                                     * * * *

         IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be signed in its name.

                                    ACE GAMING, LLC





                                    By: /s/ Patricia Wild
                                        -----------------
                                        Name:  Patricia Wild
                                        Title: Vice President, General Counsel,
                                               Secretary

Attest:



By: /s/ Douglas S. Niethold
    -----------------------

COUNTY OF NEW YORK   )
                         :SS.:
STATE OF NEW YORK    )

         BE IT REMEMBERED, that on this 22nd day of July 2004, before me, the subscriber, a Notary Public of the State of New York, personally appeared, Patricia Wild, the Vice President, General Counsel and Secretary of ACE Gaming, LLC, a New Jersey limited liability company and the assignor named in the within instrument, who I am satisfied is the person who executed the within instrument, as the Vice President, General Counsel and Secretary of said company, and she acknowledged that she signed and delivered the same as such officer, that the within instrument is the voluntary act and deed of such company made by virtue of authority of its members, on behalf of and as the voluntary act and deed of the company, for the uses and purposes therein expressed, and that he received a true copy of the within instrument on behalf of the assignor named therein.








Subscribed before me this 22nd day of July 2004.

/s/ Ellen Warren
-----------------------------
Notary Public

COUNTY OF NEW YORK     )
                             :SS.:
STATE OF NEW YORK      )

On July 22, 2004 before me, the subscriber, a Notary Public of the State of New York, personally appeared Douglas S. Niethold who being by me duly sworn according to law on his oath saith that he is the Vice-President, Finance and Chief Financial Officer of ACE Gaming, LLC, a New Jersey limited liability company, the above-named Mortgagor; that Patricia Wild is the Vice President, General Counsel and Secretary of the said company; that he saw the said Vice President, General Counsel and Secretary sign the Mortgage as the act and deed of said company, she being thereunto duly authorized; and that he signed his name to the Mortgage as an attesting witness.




                                          /s/ Ellen Warren
                                          --------------------------------------
                                          Notary Public of the State of New York

                                  SCHEDULE A-1

                                   Casino Land

TRACT #1:

BEGINNING at a point, in the Easterly line of Illinois Avenue, distant 350 feet Southwardly from the Southerly line of Pacific Avenue; and extending thence

(1) Eastwardly, parallel with Pacific Avenue 151 feet to the Westerly line of Mt. Vernon Avenue; thence

(2) Southwardly, in and along the said Westerly line of Mt. Vernon Avenue, 50 feet; thence

(3) Westwardly, parallel with Pacific Avenue, 151 feet to the Easterly line of Illinois Avenue; thence

(4) Northwardly, in and along the said Easterly line of Illinois Avenue, 50 feet to the place of BEGINNING.

BEING KNOWN AS Part of Lot 10 in Block 48, formerly known as part of Lot 191 in Block 26, as shown on the Tax Map of the City of Atlantic City.

Illinois Avenue now known as Dr. Martin Luther King Boulevard.

TRACT #2:

BEGINNING at a point in the Easterly line of Illinois Avenue 400 feet South of Pacific Avenue, and extending thence

(1) Eastwardly, parallel with Pacific Avenue, 151 feet to the Westerly line of Mt. Vernon Avenue; thence

(2)      Southwardly, along same 50 feet; thence

(3) Westwardly, parallel with Pacific Avenue, 151 feet to the Easterly line of Illinois Avenue; thence

(4)      Northwardly, along same 50 feet to the BEGINNING.

BEING KNOWN AS Part of Lot 10 in Block 48, formerly known as part of Lot 191 in Block 26, as shown on the Tax Map of the City of Atlantic City.

Illinois Avenue now known as Dr. Martin Luther King Boulevard.

TRACT #3:

BEGINNING at a point in the Westerly line of Kentucky Avenue (50 feet wide), said point being distant 200.00 feet South of the Southerly line of Pacific Avenue (60 feet wide); and extending from said beginning point the following courses and distances:

(1) South 27 degrees 28 minutes 00 second East, in and along the Westerly line of Kentucky Avenue, a distance of 50.00 feet to a point; thence

(2) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue, a distance of 180.00 feet to the Easterly line of Mt. Vernon Avenue (19 feet wide); thence

(3) North 27 degrees 28 minutes 00 seconds West, in and along the Easterly line of Mt. Vernon Avenue, a distance of 50.00 feet to a point; thence

(4) North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue, a distance of 180.00 feet to the point and place of BEGINNING.

BEING KNOWN AS Part of Lot 10 in Block 49, formerly known as part of Lot 192 in Block 26, as shown on the Tax Map of the City of Atlantic City.

TRACT #4:

BEGINNING at a point in the Easterly line of Mt. Vernon Avenue (19 feet wide), said point being distant 250.00 feet South of the Southerly line of Pacific Avenue (60 feet wide); and extending from said beginning point the following course and distances:

(1) North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue, a distance of 30.00 feet to a point; thence

(2) South 27 degrees 28 minutes 00 seconds East, parallel with Mt. Vernon Avenue, a distance of 50.00 feet to a point; thence

(3) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue, a distance of 30.00 feet to the Easterly line of Mt. Vernon Avenue; thence

(4) North 27 degrees 28 minutes 00 seconds West, in and along the Westerly line of Mt. Vernon Avenue, a distance of 50.00 feet to the point and place of BEGINNING.

BEING KNOWN AS Part of Lot 10 in Block 49, formerly known as Part of Lot 192 in Block 26, as shown on the Tax Map of the City of Atlantic City.

TRACT #5:

BEGINNING in the Westerly line of Kentucky Avenue, 250 feet Southwardly from Pacific Avenue; and extending thence

(1)      Westwardly, parallel with Pacific Avenue, 150 feet; thence

(2)      Southwardly, parallel with Kentucky Avenue, 50 feet; thence

(3) Eastwardly. parallel with Pacific Avenue, 150 feet to the Westerly line of Kentucky Avenue; thence

(4) Northwardly, in and along same 50 feet to the point and place of BEGINNING.

BEING KNOWN AS Part of Lot 10 in Block 49, formerly known as Part of Lot 192 in Block 26, as shown on the Tax Map of the City of Atlantic City.

TRACT #6:

BEGINNING at a point in the Westerly line of Kentucky Avenue 300 feet Southwardly from the Southerly line of Pacific Avenue; and extending thence

(1)      Westwardly, parallel with Pacific Avenue, 180 feet; thence

(2)      Southwardly, parallel with Kentucky Avenue, 50 feet; thence

(3) Eastwardly, parallel with Pacific Avenue, 180 feet to the Westerly line of Kentucky Avenue; thence

(4)      Northwardly, along same, 50 feet to the place of BEGINNING.

BEING KNOWN AS Part of Lot 10 in Block 49, formerly known as Part of Lot 192 in Block 26, as shown on the Tax Map of the City of Atlantic City.

TRACT #7:

BEGINNING at a point in the Westerly line of Kentucky Avenue (50 feet wide) said point being distant 350.00 feet South of the Southerly line of Pacific Avenue (60 feet wide); and extending from said beginning point in the following course and distances:

(1) South 27 degrees 28 minutes 00 seconds East, in and along the Westerly line of Kentucky Avenue, a distance of 91.40 feet; thence

(2) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue, a distance of 4.00 feet; thence

(3) South 27 degrees 28 minutes 00 seconds East, parallel with Kentucky Avenue, a distance of 1.00 feet; thence

(4) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue, a distance of 26.00 feet; thence

(5) South 27 degrees 28 minutes 00 seconds East, parallel with Kentucky Avenue, a distance of 0.75 feet; thence

(6) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue, a distance of 16.60 feet; thence

(7) South 27 degrees 28 minutes 00 seconds East, parallel with Kentucky Avenue, a distance of 10.00 feet; thence

(8) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue, a distance of 133.40 feet to the Easterly line of Mt. Vernon Avenue (19 feet wide); thence

(9) North 27 degrees 28 minutes 00 seconds West, in and along the Easterly line of Mt. Vernon Avenue, a distance of 103.15 feet; thence

(10) North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue, a distance of 180.00 feet to the point and place of BEGINNING.

BEING KNOWN AS Part of Lot 10 in Block 49, formerly known as Part of Lot 192 in Block 26, as shown on the Tax Map of the City of Atlantic City.

ALSO BEING KNOWN AS proposed Lot 119.01 in Block 26 as shown on minor subdivision plan prepared by Dennis E. Duffy Associates, dated September 26, 1985 and filed in the Atlantic County Clerk's Office on February 6, 1986 as Map #2358.

TRACT #8:

BEGINNING at a point in the Easterly line of Indiana Avenue (60 feet wide), said beginning point being South 27 degrees 28 minutes 00 seconds East, 200.10 feet from where the Easterly line of Indiana Avenue is intersected by the Southerly line of Pacific Avenue (60 feet wide); and extending thence

(1) South 27 degrees 28 minutes 00 seconds East, in and along the Easterly line of Indiana Avenue, 305.54 feet to a point; thence

(2) North 62 degrees 30 minutes 00 seconds East, parallel with Pacific Avenue 350.75 feet to a point in the Westerly line of Illinois Avenue (50 feet wide); thence

(3)      In said Westerly line, North 27 degrees 28 minutes 00 seconds West,
         305.64 feet to a point, said point being South 27 degrees 28 minutes 00 seconds East, 200.00 feet from the point of intersection of the Westerly line of Illinois Avenue, now known as Dr. Martin Luther King Boulevard with the Southerly line of Pacific Avenue; thence

(4) South 62 degrees 30 minutes 00 seconds West, parallel with Pacific Avenue and along the line of the lands formerly of the Bala Motel,
         150.75 feet to a point; thence

(5) North 27 degrees 28 minutes 00 seconds West, parallel with Illinois and Indiana Avenue and along the line of the lands, now or late of the Bala Motel, 114.00 feet to a point; thence

(6) South 62 degrees 30 minutes 00 seconds West, parallel with Pacific Avenue, 50.00 feet to a point; thence

(7) South 27 degrees 28 minutes 00 seconds East, parallel with Illinois Avenue and Indiana Avenue, along the lands now or late of Midtown Motor Inn, 64.00 feet to a point; thence

(8) North 62 degrees 30 minutes 00 seconds East, still in said line and parallel with Pacific Avenue 5.00 feet to a point; thence

(9) South 27 degrees 28 minutes 00 seconds East, still in said line and parallel with Illinois and Indiana Avenue 50.10 to a point; thence

(10) South 62 degrees 30 minutes 00 seconds West, still in said line and parallel with Pacific Avenue, 155.00 feet to the point and place of BEGINNING.

SUBJECT to the easement for public right-of-way contained in deed Book 3684, page 254.

BEING KNOWN AS Lot 12 in Block 47, formerly known as Lot 60 in Block 30, as shown on the Tax Map of the City of Atlantic City.

Illinois Avenue now known as Dr. Martin Luther King Boulevard.

TRACT #9:

PARCEL A:

BEGINNING at a point in the Easterly line of Mt. Vernon Avenue (19 feet wide), said point being distant 358.00 feet South of the Southerly line of Pacific Avenue (60 feet wide); and extending from said beginning point, the following courses and distances:

(1) South 27 degrees 28 minutes 00 seconds East, in and along the Easterly line of Mt. Vernon Avenue, a distance of 15.15 feet: thence

(2) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue and crossing Mt. Vernon Avenue, a distance of 19.00 feet to the Westerly line of Mt. Vernon Avenue; thence

(3) North 27 degrees 28 minutes 00 seconds West, in and along the Westerly line of Mt. Vernon Avenue, a distance of 15.15 feet; thence

(4) North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue and crossing Mt. Vernon Avenue, a distance of 19.00 feet to the Easterly line of Mt. Vernon Avenue and the point and place of BEGINNING.

BEING an area above the horizontal plane of Mt. Vernon Avenue between elevation
50.00 and elevation 70.00, said elevations in reference to U.S.C. and G.S. Datum (elevation 0.00 = mean sea level).

BEING KNOW AS Lot 19 in Block 49, as shown on the Tax Map of the City of Atlantic City.

PARCEL B

BEGINNING at a point in the Easterly line of Mt. Vernon Avenue (19 feet wide), said point being distant 432.00 feet South of the Southerly line of Pacific Avenue (60 feet wide); and extending from said beginning point the following courses and distances:

(1) South 27 degrees 28 minutes 00 seconds East, in and along the Westerly line of Mt. Vernon Avenue, a distance of 18.00 feet; thence

(2) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue and crossing Mt. Vernon Avenue, a distance of 19.00 feet to the Westerly line of Mt. Vernon Avenue; thence

(3) North 27 degrees 28 minutes 00 seconds West, in and along the Westerly line of Mt. Vernon Avenue, a distance of 18.00 feet; thence

(4) North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue and crossing Mt. Vernon Avenue, a distance of 19.00 feet to the Easterly line of Mt. Vernon Avenue and the point and place of BEGINNING.

BEING an area above the horizontal plane of Mt. Vernon Avenue between elevation
30.00 feet and elevation 50.00, said elevations in reference to U.S.C. and G.S. Datum (Elevation 0.00 = mean sea level).

BEING KNOW AS Lot 20 in Block 49, as shown on the Tax Map of the City of Atlantic City.

PARCEL C:

BEGINNING at a point in the Easterly line of Illinois Avenue, now known as Dr. Martin Luther King Boulevard (50 feet wide), said point being distant 365.50 feet South of the Southerly line of Pacific Avenue (60 feet wide); and extending from said beginning point, the following courses and distances:

(1) South 27 degrees 28 minutes 00 seconds East, in and along the Easterly line of Illinois Avenue, a distance of 15.50 feet; thence

(2) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue and crossing Illinois Avenue, a distance of 50.00 feet to the Westerly line of Illinois Avenue; thence

(3) North 27 degrees 28 minutes 00 seconds West, in and along the Westerly line of Illinois Avenue, a distance of 15.50 feet; thence

(4) North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue and crossing Illinois Avenue, a distance of 50.00 feet to the Easterly Line of Illinois Avenue and the point and place of BEGINNING.

BEING an area above the horizontal plane of Illinois Avenue between elevation
50.00 and elevation 70.00, said elevations in reference to U.S.C. and G.S. Datum (Elevation 0.00 = mean sea level).

BEING KNOWN AS Lot 19 in Block 47, as shown on the Tax Map of the City of Atlantic City.

Illinois Avenue now known as Dr. Martin Luther King Boulevard.

                                  SCHEDULE A-2

                                   Office Land

BEGINNING at a point in the Westerly line of Kentucky Avenue (50 feet wide), distant 441.40 feet South of the Southerly line of Pacific Avenue (60 feet wide), as measured in and along the aforesaid Westerly line of Kentucky Avenue, said beginning point being in the division line between Lots 119.01 and 119.02 in Block 26 as shown on plan of minor subdivision prepared by Dennis E. Duffy Associates, Project No. 3361, dated September 26, 1985 and filed February 11, 1986, filed Map #2358, and extending from said beginning point; thence

(1) South 27 degrees 28 minutes 00 seconds East, in and along the aforesaid Westerly line of Kentucky Avenue, a distance of 108.60 feet to a point in the Northerly line of Lot 13 in said Block 49; thence

(2) South 62 degrees 32 minutes 00 seconds West, in and along the same and parallel with Pacific Avenue, a distance of 150.00 feet to a corner common to Lots 11, 12 and 13 in said Block 49; thence

(3) North 27 degrees 28 minutes 00 seconds West, in and along the Easterly line of Lot 12 and parallel with Kentucky Avenue, a distance of 50.00 feet to the Northeasterly corner of said Lot 12; thence

(4) South 62 degrees 32 minutes 00 seconds West, in and along the Northerly line of said Lot 12 and parallel with Pacific Avenue, a distance of
         30.00 feet to a point in the Easterly line of Mount Vernon Avenue (19 feet wide); thence

(5) North 27 degrees 28 minutes 00 seconds West, in and along same, a distance of 46.85 feet to a point in the aforesaid division line between Lots 11 and 10; thence

(6) North 62 degrees 32 minutes 00 seconds East, in and along same and parallel with Pacific Avenue, a distance of 133.40 feet to a point; thence

(7) North 27 degrees 28 minutes 00 seconds West, continuing in and along the said division line and parallel with Kentucky Avenue, a distance of
         10.00 feet to a point; thence

(8) North 62 degrees 32 minutes 00 seconds East, still in and along the said division line and parallel with Pacific Avenue, a distance of
         16.60 feet to a point; thence

(9) North 27 degrees 28 minutes 00 seconds West, still in and along the said division line and parallel with Kentucky Avenue, a distance of
         0.75 feet to a point; thence

(10) North 62 degrees 32 minutes 00 seconds East, still in and along the said division line and parallel with Pacific Avenue, a distance of
         26.00 feet to a point; thence

(11) North 27 degrees 28 minutes 00 seconds West, still in and along the said division line and parallel with Kentucky Avenue, a distance of
         1.00 feet to a point; thence

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

(12) North 62 degrees 32 minutes 00 seconds East, still in and along the said division line and parallel with Pacific Avenue, a distance of 4.00 feet to a point in the aforesaid Westerly line of Kentucky Avenue and the point and place of BEGINNING.

BEING Lot 119.02 in Block 26 as shown on plan of minor subdivision prepared by Dennis E. Duffy Associates, dated September 26, 1985, Project No. 3361, filed in the Atlantic County Clerk's Office on February 11, 1986, filed Map #2358.

ALSO BEING KNOWN AS Lot 11 in Block 49, formerly known as Lot 119.02 in Block 26, as shown on the Tax Map of the City of Atlantic City.

                                  SCHEDULE A-3

                                 Expansion Land

Tract # 1

ALL THAT CERTAIN LOT, tract or parcel of land and premises situate, lying and being in the City of Atlantic City, County of Atlantic and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the Easterly line of Illinois Avenue (50' wide), distant 200.00' South of the Southerly line of Pacific Avenue (60'wide), when measured in and along the said Easterly line of Illinois Avenue, and extending from said beginning point; thence

(1) North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue, a distance of 151.00' to a point in the Westerly line of Mount Vernon Avenue (19' wide); thence

(2) South 27 degrees 28 minutes 00 seconds East, in and along the same, a distance of 45.00' to a point; thence

(3) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue, a distance of 151.00' to a point in the Easterly line of Illinois Avenue; thence

(4) North 27 degrees 28 minutes 00 seconds West, in and along same, a distance of 45.00' to the point and place of BEGINNING.

BEING KNOWN AS Lot 8 in Block 48, formerly known as Lot 117 in Block 26, as shown on the Tax Map of the City of Atlantic City.

Illinois Avenue now known as Dr. Martin Luther King Boulevard.

And subject to Ordinance No. 1994-95 of the City of Atlantic City.

Tract # 2

All that certain Land and Premises, Tract or Parcel, situate in the City of Atlantic City, County of Atlantic County and State of New Jersey, bounded and described as follows: Beginning in the Northwesterly Line of Pacific Avenue (60 Ft. Wide) at a point that is 150.75 Feet Northeastwardly of the Northeasterly Line of Indiana Avenue (50 Ft. Wide) and extending thence by N.J.P.C.S.
MERIDIAN:

(1) North 27 degrees 40 minutes 05 seconds West, at right angles to Pacific avenue, 150.00 Feet; thence

(2) North 62 degrees 19 minutes 55 seconds East, parallel with Pacific Avenue, 50.00 Feet; thence

(3) South 27 degrees 40 minutes 05 seconds East, at right angles to Pacific Avenue, 150.00 Feet to the first mentioned Northwesterly Line of Pacific Avenue; thence

(4) South 62 degrees 19 minutes 55 seconds West, along said Northwesterly Line of Pacific Avenue, 50.00 Feet to the POINT AND PLACE OF BEGINNING.

Being known as Lot 29, Block 156, formerly Lot 27, Block 33, on the Tax Map of the City of Atlantic City.

Tract # 3

ALL THAT CERTAIN LOT, tract or parcel of land and premises situate, lying and being in the CITY OF ATLANTIC CITY, County of ATLANTIC and State of New Jersey, bounded and described as follows:

BEGINNING in the Southeasterly line of Pacific Avenue (60 feet wide) at a point that is 50.75 feet Southwestwardly of the Southwesterly line of Dr. Martin Luther King Jr. Boulevard (50 feet wide) and extending thence by N.J.P.C.S.
MERIDIAN:

(1) South 27 Degrees 40 minutes 05 seconds East, parallel with Dr. Martin Luther King Jr. Boulevard, 100.00 feet; thence

(2) South 62 degrees 19 minutes 55 seconds West, parallel with Pacific Avenue, 50.00 feet; thence

(3) North 27 degrees 40 minutes 05 seconds West, parallel with Dr. Martin Luther King Jr. Boulevard, 100.00 feet to the first mentioned Southeasterly line of Pacific Avenue; thence

(4) North 62 degrees 19 minutes 55 seconds East, along said Southeasterly line of Pacific Avenue, 50.00 feet to the POINT AND PLACE OF BEGINNING.

BEING Lot 7 in Block 47, formerly known as Lot 14 in Block 30, as shown on the Tax Map of the City of Atlantic City.

Tract # 4

ALL THAT CERTAIN LOT, tract or parcel of land and premises situate, lying and being in the CITY of ATLANTIC CITY County of ATLANTIC and State of New Jersey, bounded and described as follows:

TRACT A

BEGINNING at a point in the Southeasterly line of Pacific Avenue (60 feet wide), said point being distant 100.75 feet Southwestwardly from the intersection of the said line of Pacific Avenue with the Southwesterly line of Illinois Avenue (50 feet wide), said point being corner to lands of the former White Tower; thence

(1) Southwestwardly along said Pacific Avenue a distance of 100 feet to corner of lands formerly of the Mid Town Motor Inn, said point being distant 150 feet Northeastwardly from the Northeasterly line of Indiana Avenue; thence

(2) Southeastwardly parallel with Indiana Avenue (60 feet wide) a distance of 86 feet to a point; thence

(3) Northeastwardly parallel with Pacific Avenue a distance of 50 feet to a point; thence

(4) Southeastwardly parallel with Illinois Avenue a distance of 114 feet to a point; thence

(5) Northeastwardly parallel with Pacific Avenue a distance of 150.75 feet to the Southwesterly line of Illinois Avenue; thence

(6) Northwestwardly along the Southwesterly line of Illinois Avenue a distance of 100 feet to a point; thence

(7) Southwestwardly parallel with Pacific Avenue a distance of 100.75 feet to a point; thence

(8) Northwestwardly parallel with Illinois Avenue a distance of 100 feet to the Southwesterly line of Pacific Avenue to the point and place of BEGINNING.

The above description is in accordance with a survey drawn by Arthur W. Ponzio Co. and Associates dated November 7, 1984 and revised November 23, 1984, January 7, 1985, July 11, 1985, July 12, 1985 and August 5, 1985.

BEING KNOWN AS Lots 4, 5, 6, 9 and 10 in Block 47, formerly known as Lots 2, 3, 16, 42 and 19 in Block 30, on the Tax Map of the City of Atlantic City.

Illinois Avenue now known as Dr. Martin Luther King Boulevard.

TRACT B

BEGINNING at the intersection of the Southeasterly line of Pacific Avenue (60 feet wide) with the Northeasterly line of Indiana Avenue (60 feet wide); thence

(1) Northeastwardly along the Southeasterly line of Pacific Avenue a distance of 150 to a point corner to lands formerly of the Bala Motel; thence

(2) Southeastwardly along said lands and extensions thereof and parallel with Indiana Avenue a distance of 150 feet to a point; thence

(3) Southwestwardly parallel with Pacific Avenue a distance of 150 feet to the Northeasterly line of Indiana Avenue; thence

(4) Northwestwardly along the Northeasterly line of Indiana Avenue a distance of 150 feet to the point and place of BEGINNING.

The above description is in accordance with a survey drawn by Arthur W. Ponzio Co. and Associates dated November 7, 1984 and revised July 11, 1985, August 5, 1985 and August 6, 1985.

BEING Lots 1, 2 and 3 in Block 47, formerly known as Lots 5, 6 and 7 in Block 30, as shown on the Tax Map of the City of Atlantic City.

TRACT C

BEGINNING at a point on the Northerly sideline of Pacific Avenue, said point being 100.75 feet Northeast from the intersection of the Northerly sideline of Pacific Avenue and the Easterly sideline of Indiana Avenue (said point also being 250.00 feet West of Illinois Avenue) and running thence;

(1)      North 27 degrees 28 minutes 00 seconds West 150.00 feet to a point;
         thence

(2)      South 62 degrees 32 minutes 00 seconds West 0.75 feet to a point;
         thence

(3) North 27 degrees 28 minutes 00 seconds West parallel with Indiana Avenue, 25 feet to a point; thence

(4)      North 62 degrees 32 minutes 00 seconds East 50.00 feet to a point;
         thence

(5)      South 27 degrees 28 minutes 00 seconds East 25.00 feet to a point;
         thence

(6)      North 62 degrees 32 minutes 00 seconds East 0.75 feet to a point;
         thence

(7)      South 27 degrees 28 minutes 00 seconds East 150.00 feet to the point;
         thence

(8) South 62 degrees 32 minutes 00 seconds West 50.00 feet to a point and the place of BEGINNING.

The above description is in accordance with a survey drawn by Arthur W. Ponzio Co. and Associates dated November 7, 1984 and revised July 11, 1985, July 12, 1985 and August 5, 1985.

BEING KNOWN AS Lot 31 in Block 156, formerly known as Lot 73 in Block 33, as shown on the Tax Map of the City of Atlantic City.

Illinois Avenue now known as Dr. Martin Luther King Boulevard.

TRACT # 5

ALL THAT CERTAIN LOT, tract or parcel of land and premises situate, lying and being in the City of Atlantic City, County of Atlantic and State of New Jersey, bounded and described as follows:

BEGINNING in the Northeasterly line of Indiana Avenue (60 feet wide) at a point 150 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide); and extending thence

(1) North 62 degrees 32 minutes East, parallel with Pacific Avenue, 155 feet; thence

(2) South 27 degrees 28 minutes East, parallel with Indiana Avenue, 50.10 feet; thence

(3) South 62 degrees 32 minutes West, parallel with Pacific Avenue 155 feet to the first mentioned Northeasterly line of Indiana Avenue; thence

(4) North 27 degrees 28 minutes West, along same, 50.10 feet to the point and place of BEGINNING.

BEING KNOWN AS Lot 11 in Block 47 as shown on the current tax map of the City of Atlantic City.

                                  SCHEDULE A-4

                                    Easement

EASEMENT I

DESCRIPTION FOR EASEMENT FOR THE PEOPLEMOVER SYSTEM TOGETHER WITH SUPPORTING COLUMNS ON INDIANA AVENUE.

BEGINNING at a point in the Westerly line of Indiana Avenue (60 feet wide), said point being distant 342.00 feet South of the Southerly line of Pacific Avenue (60 feet wide), and extending from said beginning point; thence

(1) North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue a distance of 10.00 feet; thence

(2) South 27 degrees 28 minutes 00 seconds East, parallel with Indiana Avenue a distance of 94.00 feet; thence

(3) North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue a distance of 50.00 feet to the Easterly line of Indiana Avenue; thence

(4) South 27 degrees 28 minutes 00 seconds East, in and along the Easterly line of Indiana Avenue, a distance of 30.00 feet: thence

(5) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue a distance of 50.00 feet; thence

(6) South 27 degrees 28 minutes 00 seconds East, parallel with Indiana Avenue a distance of 498.90 feet; thence

(7) South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue a distance of 10.00 feet to the Westerly line of Indiana Avenue; thence

(8) North 27 degrees 28 minutes 00 seconds West, in and along the Westerly line of Indiana Avenue, a distance of 622.90 feet to the point and place of BEGINNING.

The above described Easement is located over and along the right of way of Indiana Avenue. It is understood that the above description is for an elevated peoplemover system, together with supporting columns on Indiana Avenue and for an elevated pedestrian passageway or bridge connecting the peoplemover system to the Claridge and to the Sands respectively. It is further understood that the bottom of said easement shall be located at elevation 20, mean sea level datum and the top of said easement shall be at elevation 45.0.

EASEMENT II

DESCRIPTION OF A PEOPLEMOVER SYSTEM ENTRANCE AND MUSEUM AT THE BOARDWALK END OF INDIANA AVENUE.

ALL THAT CERTAIN LOT, tract, or parcel of land and premises situate, lying, and being in the city of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point distant 946.90 feet South of the Southerly line of Pacific Avenue (60 feet wide) and 26.00 feet West of the Westerly line of Indiana Avenue (60 feet wide), when measured at tight angles to said avenues respectively, and extending from said beginning point; thence

(1) North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue a distance of 62.00 feet; thence

(2) South 27 degrees 28 minutes 00 seconds East, parallel with Indiana Avenue a distance of 59.37 feet to the Inland or Interior Line of Public Park; thence

(3) South 77 degrees 07 minutes 07 seconds West, in and along the Inland or Interior Line of Public Park, a distance of 64.06 feet; thence

(4) North 27 degrees 28 minutes 00 seconds West, parallel with Indiana Avenue a distance of 43.23 feet to the point and place of BEGINNING.

The above described easement is located partly in the right of way of Indiana Avenue and partly on Lot 5, Block 46 as shown on the Tax Map of the City of Atlantic City.

It is understood that the above description is for the Museum and Peoplemover System entrance area at the Boardwalk end of Indiana Avenue.

                                  SCHEDULE A-5

                     Leasehold Estate - Madison House Lease


         ALL THAT following lands located in the City of Atlantic City, County of Atlantic and State of New Jersey, bounded and described as follows:

         BEGINNING at a point in the Easterly line of Illinois Avenue 245 feet South 27 degrees 28 minutes East from the Southerly line of Pacific Avenue; and extending thence

         (1) North 62 degrees 32 minutes East, parallel with Pacific Avenue 151 feet to the Westerly line of Mount Vernon Avenue; thence

         (2) South 27 degrees 28 minutes East, in and along the Westerly line of Mount Vernon Avenue 105 feet; thence

         (3) South 62 degrees 32 minutes West, parallel with Pacific Avenue 151 feet to the Easterly line of Illinois Avenue; thence

         (4) North 27 degrees 28 minutes West, in and along the Easterly line of Illinois Avenue 105 feet to the point and place of beginning.

         BEING Lot 9, Block 48 on the Official Tax Map of Atlantic City.

                                   Schedule B

                             Permitted Encumbrances

         1. Permitted Liens as defined in the Indenture.

         2. All those certain encumbrances listed on Schedule B - Section II of that certain ALTA Loan Policy No. 1021671060, issued by the Title Company of Jersey, as agent for Stewart Title Guaranty Company, dated June 22, 2004.

         3. The terms of a lease, license or management agreement(s) with an energy management company(s), supplier(s), or intermediary(s) related thereto now or hereafter entered into concerning or with respect to the supply and/or management of utility services and/or the operation of existing or newly supplied equipment at the property, including, but not limited to heating, ventilation, and air-conditioning and energy production related equipment.

         4. That certain unrecorded Lease Agreement for Lot 29 in Block 156 between Mortgagor as Landlord, and T&M Parking, Inc., as Tenant, dated March 20, 1996, having a month-to-month term.

         5. That certain License Agreement by and between Mortgagor and Eva Daush, d/b/a Sansations Hair Salon, dated April 28, 1999, and amended March 15, 2000, for a term to expire September 15, 2000, and to be renewed upon substantially the same terms.

         6. That certain License Agreement by and between Mortgagor and 21st Century Hot Dogs, LLC, dated May 16, 2003, for a term of three (3) years.